EXHIBIT 10.1

In Madrid, on 21 December 2006
LOAN AGREEMENT

BETWEEN
SACYR VALLEHERMOSO PARTICIPACIONES MOBILIARIAS, S.L.
As the Borrower
and

Banco Santander Central Hispano, S.A	Citibank Internacional Plc, Sucursal en España
Calyon, Sucursal en España	Caja de Ahorros y Monte de Piedad de
Madrid
Caja de Ahorros del Mediterráneo	Caja de Ahorros de Galicia
Caixa D’Estalvis de Catalunya	Caja de Ahorros y Monte de Piedad de
Córdoba (Caja Sur)
Caja de Ahorros y Monte de Piedad de	Bilbao Bizkaia Kutxa
Navarra
Caja de Ahorros de Santander y Cantabria	Caja de Ahorros de Castilla- La Mancha
Caja de Ahorros y Monte de Piedad de	Caja de Ahorros de Murcia
Extremadura
Caja de Ahorros de Asturias	Banco de Valencia, S.A.
Banco Popular Español, S.A.	Banco de Sabadell, S.A.
Banco BPI, S.A.	Banco Comercial Portugués, S.A.
Espirito Santo Investment	Banco Espirito Santo, S.A.
Commerzbank Aktiengesellschaft, Sucursal	Banco Español de Crédito, S.A.
España

Ing Belgium, Sucursal En España
As the Lenders

For an amount not to exceed 5,175,000,000 Euros

LOAN AGREEMENT

This agreement, dated 21 December 2006 in Madrid, in the presence of civil law notary of Madrid and its Association, Mr. Rafael Monjo Carrió.

BY AND BETWEEN

The first party,

José Carlos Otero Fernández, of legal age, holding Identity Card (“DNI”) 3,451,386-Y, in the name and on behalf of SACYR VALLEHERMOSO PARTICIPACIONES MOBILIARIAS, S.L.U. (hereafter, the “Borrower”), with registered offices in Madrid at Paseo de la Castellana, 83-85 and Tax Identification Code (“C.I.F.) B-84791516, duly empowered to execute this Agreement, as shown by the deed of incorporation and appointment of directors executed on 1 August 2006, in the presence of Madrid civil law notary Ignacio Martínez-Echevarría y Ortega, under protocol number 1379.

And the second party,

Manuel Pérez Peral, of legal age, holding Identity Card (“DNI") nº 7,300,295-P, and Mr. Ignacio Domínguez-Adame Bozzano, of legal age, holding Identity Card (“DNI") 1,391,826-M, in the name and on behalf of BANCO SANTANDER CENTRAL HISPANO, S.A. (“SAN” or the “Agent”), with registered offices at Paseo de Pereda No. 9-12, Santander, and with Tax Identification Code (“CIF”) A-39000013, duly empowered to execute this Agreement, as certified by notarial instrument granted on 1 March 2002, in the presence of Burgos civil law notary, José María de Prada Díez, under protocol number 574.

Juan Evaristo Fábregas Sasiain, of legal age, holding Identity Card (“DNI") 14,880,020-D, and Myriam Cantero Suárez, of legal age, holding Identity Card (“DNI") 799,921-G, in the name and on behalf of CALYON, Spanish branch (hereinafter, “CALYON”), with registered offices at Paseo de la Castellana 1 in Madrid and with Tax Identification Code (“CIF”) A-0011043-G, duly empowered to execute this Agreement, as certified by notarial instruments granted on 1 December 1998 and 30 March 2005, respectively, in the presence of Madrid civil law notary, José Manuel García-Lozano Zulueta, under protocol 281, respectively.

Pedro López-Quesada Fernández-Urrutia, holding Identity Number (“DNI") 50.812.595 -Y, in the name and on behalf of CITIBANK INTERNACIONAL PLC, Spanish branch (hereinafter, “CITIBANK”), with registered offices at Calle Ortega y Gasset, 29 in Madrid and Tax Identification Code ("CIF”) N-0066134H, duly empowered to execute this Agreement, as certified by notarial instrument granted on 26 February 2001, in the presence of Madrid civil law notary José Luís Martínez-Gil Vich, under protocol 833.

Francisco Javier Fernández-Montes López Morato, of legal age, holding Identity Card (“DNI”) 50,298,754-P and Gonzalo Alcubilla Povedano, of legal age, holding Identity Card 8,029,734-C, in the name and on behalf of CAJA DE AHORROS Y MONTE DE PIEDAD DE MADRID (hereinafter, “CAJAMADRID”), with registered offices at Plaza de Celenque, 2 in Madrid and

Tax Identification Code (“CIF”) G-28029007, duly empowered to execute this Agreement, as certified by notarial powers granted on 3 July 1997 and 30 December 1996, respectively, in the presence of Madrid civil law notary, under protocols 4,310 and 8,105, respectively.

Domingo López Dorna, of legal age, holding Identity Card (“DNI”) 50,036,424-Q and Cristina Esther Alcolea Azcona, of legal age, holding Identity Card (“DNI”) 51,062,536, in the name and on behalf of BANCO BPI, S.A, Spanish branch (hereinafter, “BPI”), with registered offices at Paseo de la Castellana, 40 bis in Madrid and Tax Identification Code ("CIF") A-0401036I, duly empowered to execute this Agreement, as certified by notarial power granted on 8 July 2003, in the presence of Madrid civil law notary Ángel Benítez-Donoso Cuesta, under protocol 1,359.

José Miguel Alonso de Ozalla y Borrás, of legal age, holding Identity Card (“DNI”) 50,076,403-K and Alfonso López-Barajas Mira, of legal age, holding Identity Card (“DNI”) 33,381,849-V, in the name and on behalf of BANCO ESPAÑOL DE CRÉDITO, S.A. (hereinafter, “BANESTO”), with registered offices at Avenida Gran Vía de Hortaleza, 3 in Madrid and Tax Identification Code ("CIF") A-28000032, duly empowered to execute this Agreement, as certified by notarial powers granted on 27 December 2005 and 28 April 2003, respectively, in the presence of Madrid civil law notaries Miguel Ruiz-Gallardón García de la Rasilla and Juan Bernal Espinosa, under protocols 9,600 and 659, respectively.

Agustín Ignacio Monedero San Martín, of legal age, holding Identity Card (“DNI”) 07,216,946-Y and Joaquín García López, of legal age, holding Identity Card (“DNI”) 50,826,707-L, in the name and on behalf of BANCO DE SABADELL, S.A. (hereinafter, “BANCO SABADELL”), with registered offices at Plaça Cataluña, 1 in Sabadell and Tax Identification Code (“CIF”) A-08000143, duly empowered to execute this Agreement as certified by notarial powers granted on 21 April 2005 and 24 November 2004, respectively, in the presence of Catalonia civil law notary Javier Micó Giner, under protocols 2,853 and 8,258 respectively.

Enrique Marquina Pérez, of legal age, holding Identity Card (“DNI”) 7,219,205-B and Ana María Herrera Cangas, of legal age, holding Identity Card (“DNI”) 1,937,567-R, in the name and on behalf of ING BELGIUM, Spanish branch, with registered offices at Calle Génova, 27 in Madrid and Tax Identification Code A-0021126-H, duly empowered to execute this Agreement, as certified by notarial power granted on 17 May 2006, in the presence of Madrid civil law notary Luís Sanz Rodero, under protocol 2,028.

Vicente García Rodríguez, of legal age, holding Identity Card (“DNI”) 51,393,123-Z, in the name and on behalf of ESPIRITO SANTO INVESTMENT PLC, with registered offices at Riverside One, Sir John Rogerson’s Quay, Dublin 2, Ireland and Tax Identification Code 253333, duly empowered to execute this Agreement, as certified by notarial power granted on 20 December 2006 before Dublin civil law notary W. David Walley, under protocol 67284/06.

Jorge Gómez Rodríguez, of legal age, holding Identity Card ("DNI”) 5,262,024-S, and Manuel Fernández Cifuentes, of legal age, holding Identity Card (“DNI”) 10,847,438-V in the name and on behalf of BANCO ESPIRITO SANTO S.A. with registered offices at Calle Velázquez, 108-110 in Madrid and Tax Identification Code (“CIF”) A-08296477, duly empowered to execute this Agreement, as certified by notarial powers granted on 24 June 2002 and 14 September 1995, respectively, in the presence of Madrid civil law notary Juan Romero-Girón Deleito, under protocols 2428 and 2304, respectively.

Bernardo María de Noronha e Távora Pinheiro Torres, of legal age, holding Identity Card 5901424, in the name and on behalf of BANCO COMERCIAL PORTUGUES, S.A. with registered offices at Praça do Joao I 28 in Porto, (Portugal) and Tax Identification Code 501 525 882, duly empowered to execute this Agreement, as certified by notarial power granted on 20 December 2006, in the presence of Lisbon civil law notary Carlos Henrique Ribeiro Melon, under protocol 1021/2006.

Jorge Rosell Granados, of legal age, holding Identity Card (“DNI”) 51,402338-Y, and Francisco Gómez Martín, of legal age, holding Identity Card (“DNI”) 396552-D, in the name and on behalf of BANCO POPULAR ESPAÑOL S.A. with registered offices at Calle Velázquez, 34 in Madrid and Tax Identification Code (“CIF”) A-28000727, duly empowered to execute this Agreement, as certified by notarial powers granted on 17 November 1997 and 7 October 2004, respectively, in the presence of Madrid civil law notaries José Manuel Rodríguez-Poyo Guerrero and Antonio Huerta Trolez, under protocols 3,137 and 2,699 respectively.

Jorge-Ramón Sedano Tarancón, of legal age, holding Identity Card (“DNI”) 51,382,282-Y, and Ingrid Doris Planells Serra Geb Keller, of legal age, holding EU Residence Permit X-0232219-B, in the name and on behalf of COMMERZBANK AKTIENGESELLSCHAFT, Madrid branch, with registered offices at Paseo de la Castellana, 110 in Madrid and Tax Identification Code (“CIF”) A-0041282-E, duly empowered to execute this agreement, as certified by notarial powers granted on 26 January 2000 and 22 October 1996, respectively, in the presence of Madrid civil law notaries Ignacio Paz-Ares Rodríguez and Juan Álvarez-Sala Walther, under protocols 179 and 1,827 respectively.

Ignacio Cubillo Santamaría, of legal age, holding Identity Card (“DNI”) 5,380,719, in the name and on behalf of CAJA DE AHORROS DEL MEDITERRÁNEO, with registered offices at Calle San Fernando, 40 in Alicante and Tax Identification Code (“CIF”) G-03046562, duly empowered to execute this Agreement, as certified by notarial power granted on 3 February 2003, in the presence of Alicante civil law notary Francisco Benítez Ortiz, under protocol 448.

Arturo Bermúdez Cachaza, of legal age, holding Identity Card (“DNI”) 32,756,081-X, in the name and on behalf of CAJA DE AHORROS DE GALICIA, with registered offices at Rua Nueva, 30-32 in La Coruña and Tax Identification Code (“CIF”) G-15028947, duly empowered to execute this Agreement, as certified by notarial power granted on 28 February 1997, in the presence of La Coruña civil law notary Pablo Valencia Ces, under protocol 600.

María Belén Borque San Martín, of legal age, holding Identity Card (“DNI”) 824,.654-N, and Beatriz Presmanes Zatarain, holding Identity Card (“DNI”) 33,430.176 -K, in the name and on behalf of CAIXA D’ESTALVIS DE CALUNYA, with registered offices at Plaza Antonio Maura, 6 in Barcelona and Tax Identification Code (“CIF”) G-O8169815, duly empowered to execute this Agreement, as certified by notarial powers granted on 30 September 2002 and 17 March 2006, respectively, in the presence of Barcelona civil law notary José Marqueño de Llano and Madrid civil law notary Antonio Huerta Trolez, under protocols 2,390 and 775 respectively.

Alonso Pablo López Álvarez, of legal age, holding Identity Card 30,459,034-L, in the name and on behalf of CAJA DE AHORROS Y MONTE DE PIEDAD DE CORDOBA (hereinafter, “CAJASUR”), with registered offices at Rua Nueva, 30-32 in Cordoba and Tax Identification Code G-14004485, duly empowered to execute this Agreement, as certified by notarial power granted on 15 April 2005, in the presence of Cordoba civil law notary Carlos Alburquerque Llorens, under protocol 2,081.

Alejandro Manzaneque Castellanos, of legal age, holding Identity Card ("DNI”) 7,493,457-B, in the name and on behalf of CAJA DE AHORROS Y MONTE DE PIEDAD DE NAVARRA, with registered offices at Avenida de Carlos II el Noble, 8 in Pamplona and Tax Identification Code G-31001199-3, duly empowered to execute this Agreement, as certified by notarial power granted on 8 February 2006, in the presence of Pamplona civil law notary Fernando Pérez Rubio, under protocol 204.

Enrique Acedo Villanueva, of legal age, holding Identity Card ("DNI") 50,670,387, in the name and on behalf of BILBAO BIZKAIA KUTXA, with registered offices at Calle Gran Vía, 30-32 in Bilbao and Tax Identification Code (“CIF”) G-48412720, duly empowered to execute this Agreement, as certified by notarial power granted on 14 September 1994, in the presence of Bilbao civil law notary Ignacio Linares Castrillón, under protocol 262.

Eduardo Dato Ruíz, of legal age, holding Identity Card (“DNI”) 050672418-Z, and María Cristina Blanco Martínez, of legal age, holding Identity Card nº013722807-H, in the name and on behalf of CAJA DE AHORROS DE SANTANDER Y CANTABRIA, with registered offices at Plaza Velarde, 3 in Santander and Tax Identification Code (“CIF”) G-39003785, duly empowered to execute this Agreement, as certified by notarial power granted on 31 March 2005 in the presence of Burgos civil law notary Javier Asín Zurita, under protocol 821.

María-Paloma Antón Alonso, of legal age, holding Identity Card (“DNI”) 51,403,443-F, and Belén de Dios Alonso, of legal age, holding Identity card (“DNI”) 50,833,473-T, in the name and on behalf of CAJA DE AHORROS DE CASTILLA-LA MANCHA, with registered offices at Parque San Julián, 20 in Cuenca and Tax Identification Code ("CIF”) G-16131336, duly empowered to execute this Agreement, as certified by notarial powers granted on 5 October 2006 and 31 January 2006, respectively, in the presence of Cuenca civil law notary Carlos de la Haza Guijarro, under protocols 1,972 and 219 respectively.

José Manuel Astudillo Rivas, of legal age, holding Identity Card (“DNI”) 2495775-E, in the name and on behalf of CAJA DE AHORROS Y MONTE DE PIEDAD DE EXTREMADURA, with registered offices at Calle San Pedro, 15 in Caceres and Tax Identification Code (“CIF”) G-10058618, duly empowered to execute this Agreement, as certified by notarial power granted on 15 April 2002, in the presence of Cáceres civil law notary Luís Ruíz Ortigosa, under protocol 3,329.

Alfonso Estrada Fernández-Hontoria, of legal age, with Identity Card (“DNI”) 50,829,764-V, in the name and on behalf of CAJA DE AHORROS DE MURCIA, with registered offices at Calle Gran Vía Escultor Salzillo in Murcia and Tax Identification Code (“CIF”) G-30010185, duly empowered to execute this Agreement, as certified by notarial power granted on 28 January 2005, in the presence of Murcia and Albacete civil law notary Carlos Peñafiel de Río, under protocol 369.

Francisco Javier Aparici España, of legal age, holding Identity Card (“DNI”) 816,375-J, in the name and on behalf of CAJA DE AHORROS DE ASTURIAS, with registered offices at Plaza de la escandalera in Oviedo and Tax Identification Code G-33-001884, duly empowered to execute this Agreement, as certified by notarial power granted on 22 April 2002, in the presence of Oviedo civil law notary Teodoro Azaustre Torrecilla, under protocol 1,293.

José-María Mota Moreno, of legal age, holding Identity Card (“DNI”) 1,117,532-P, and María-José Pérez Juste, of legal age, holding Identity Card (“DNI”) 52,797,100-W, in the name and on behalf of BANCO DE VALENCIA S.A., with registered offices at Calle Pintor Sorolla, 2-4 in Valencia and Tax Identification Code (“CIF”) A-46002036, duly empowered to execute this Agreement, as certified by notarial powers granted on 23 May 2002 and 26 July 2002, respectively, in the presence of Valencia civil law notary Máximo Catalán Pardo, under protocols 1962 and 3,146 respectively.

Hereinafter, and without prejudice to the provisions set forth later herein, these 25 institutions shall be collectively referred to as the “Lenders”.

Hereinafter, the Lenders and the Borrower shall be collectively referred to as the “Parties”.

WHEREAS

I.	The Borrower is a company wholly owned by SACYR VALLEHERMOSO, S.A. (hereinafter “SyV”);

II.	On 11 October 2006, SAN, SyV and the Borrower entered into a bridge loan agreement under which SAN granted the Borrower a loan in the amount of up to ONE BILLION ONE HUNDRED MILLION EUROS (€1,100,000,000), and subsequently, on 16 October 2006, SAN, SyV and the Borrower entered into another bridge loan agreement through which SAN granted the Borrower a loan in the amount of up to ONE BILLION FIVE HUNDRED MILLION EUROS (€1,500,000,000). Moreover, on November 15, 2006, Citibank International Plc, Spain Branch and SyV entered into another loan agreement of up to EIGHT HUNDRED AND NINETY-FIVE MILLION EUROS (€895,000,000) (hereinafter, the three loans are collectively referred to as “Bridge Loans”, and each one of them as a “Bridge Loan”).

III.	SAN and the Borrower entered into several derivative instrument transactions involving shares in the company “REPSOL YPF, S.A.” (hereinafter, “REPSOL”). Moreover, Citigroup Global Markets, Ltd., SyV and the Borrower entered into a derivative instrument transaction involving shares in REPSOL, dated [ ] [ ] 2006 (hereinafter, the four derivative instruments above are collectively referred to as “Derivatives” and each one of them as a “Derivative”).

IV.	The Bridge Loans and the Derivatives were granted to the Borrower and SyV, and the latter invested capital in the amount of TWO HUNDRED MILLION EUROS (€200,000,000) into the Borrower, in order that the Borrower could purchase REPSOL shares on the market as well as the expenses associated with such purchase and hedge the related market risk.

V.	With the purpose of repaying the outstanding balances of the Bridge Loans (and, therefore, transferring the necessary amounts to SyV to repay its Bridge Loan) and the settlement costs of the Derivatives, as appropriate, and of purchasing REPSOL shares, the Borrower has requested a loan of a maximum amount of FIVE
BILLION ONE HUNDRED AND SEVENTY-FIVE MILLION EUROS
(€5,175,000,000) from a syndicate of credit institutions (the “Loan Agreement”).
The remaining part of the price for the REPSOL shares up to the purchase of twenty point zero one percent (20.01%) of the capital of REPSOL shall be financed by means of a subordinated loan agreement in the amount of ONE BILLION ONE
HUNDRED AND SEVENTY FOUR MILLION SIX HUNDRED THOUSAND
EUROS (€1,174,600,000) and granted by SyV to the Borrower (hereinafter, the
“Subordinated Loan”).

VI.	The Borrower has also decided to partially cover the interest rate risks deriving from the Loan Agreement by entering, on the present date, into a series of framework agreements for financial transactions or CMOF, for the subscription of interest rate hedging derivatives from SAN, CALYON, CAJAMADRID and
Citibank N.A., London Branch (hereinafter the “Interest Rate Hedging
Agreements”).

VII.	The Lenders have agreed to enter into the Loan Agreement on the basis that there be executed, on this day and in one and the same act, the Subordinated Loan
Agreement, the Interest Rate Hedging Agreements and a guarantee agreement providing a number of guarantees to assure performance of the Loan Agreement and the Interest Rate Hedging Agreements (hereinafter, “the Guarantee
Agreement”). This Agreement, the Subordinate Loan, the Loan Agreement and the
Interest Rate Hedging Agreements form part of a single and indivisible financial transaction and must be treated as causally connected and interlinked agreements for the purposes of non-performance, expiry and termination.

VIII.	In accordance with the above, the Lenders, SyV and the Borrower have agreed on the terms and conditions that shall govern the Guarantee Agreement referred in Item
VII above, and the Parties therefore agree to enter this agreement that shall be governed by the following

CLAUSES

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

1.1.1 General definitions. [The definitions are in alphabetical order in Spanish]

REPSOL Shares	All shares of REPSOL that the Borrower owns at any given time.

Eiffage Shares	The shares defined in Clause 11.3.3 (i) of the Guarantee Agreement.

Eligible Shares	The shares defined in Clause 11.3.3 of the Guarantee Agreement.

Itinere Shares	The shares defined in Clause 11.3.3 (ii) of the Guarantee
Agreement.

Testa Shares	The shares defined in Clause 11.3.3 (iii) of the Guarantee
Agreement.

The Borrower	SACYR VALLEHERMOSO PARTICIPACIONES
MOBILIARIAS, S.L.

Agent	BANCO SANTANDER CENTRAL HISPANO, S.A., or any other
entity that replaces it under the terms of this Agreement.

Legal Advisors	Garrigues, Abogados y Asesores Tributarios.

Substantial Adverse	Any circumstance that, at the time it occurs or in the future,
Change	negatively and significantly affects or could affect the economic, financial, or equity situation of the Borrower, SyV, or REPSOL; the ordinary business activity of the Borrower, SyV, or REPSOL; or the
Borrower’s ability to meet its obligations pursuant to this
Agreement.

Interest Rate	The framework agreements for financial transactions entered into
Hedging Agreements	by the Borrower and Banco Santander Central Hispano, S.A.,
Calyon, (Spanish Branch), Caja de Ahorros y Monte de Piedad de
Madrid, and Citibank, N.A., (London Branch) for the subscription of interest rate derivatives for a minimal notional amount of 66.66%
of the amount of the Loan and for the same effective time period as applies to the Loan, in accordance with Clause 16.5.9 of this
Agreement.

Guarantee	The agreement indicated in Recital VII of this Agreement.
Agreement

Termination Costs	The amount of money equal to the damages to the Lenders arising from the possible reduction in profitability suffered by them as a result of:

- the cancellation, renewal, or change in the liability
transactions allocated to financing the draw-downs made
under this Agreement; or
- the discrepancy between asset and liability positions

concerning the profitability that the Lenders would have obtained if:
(i) the draw-down had been made on the planned date; or (ii) the principal had been repaid (on time or in advance) or the interest had been paid on the date on which the Interest Period terminated.

Loan	The loan that is the subject of this Agreement, and for the purpose of financial definition, the amount of money lent under this Agreement and subject to repayment.

Bridge Loan or Loans	The bridge loans described in Recital II of this Agreement.

Securities Account	The open securities account in the Borrower’s name at
SANTANDER INVESTMENT, S.A., as shareholder of “Sociedad
de Gestión de los Sistemas de Registro, Compensación y
Liquidación de Valores, S.A.” (“Iberclear”), having account No.
0036-5777-11-0000836803 in which all of the REPSOL Shares and
Eligible Shares (except for the Eiffage Shares) that are pledged under the Guarantee Agreement shall be deposited.

French Securities Account	The open securities account in SyV’s name at CALYON, as
member of the Paris Stock Exchange securities clearing system, having account No. 0000903458, in which all of the Eiffage Shares that are pledged under the real guarantee agreement executed in accordance with French law and that are described in Clause [sic].

Operating Account	The checking account open with the Agent in the Borrower’s name having account number 0049-1500-02-2910402120 (IBAN ES33
00491500022910402120.)

Derivative or Derivatives	The derivative instruments described in Recital III of this Agreement.

Subordinated Debt	The amounts owed by the Borrower to SyV and contributed by SyV to the Borrower in compliance with the Guarantee Agreement.

Business Day	For purposes of determining the interest rate that shall apply to payments, any day of the week in which transactions can be made using the TARGET (Trans-European Automated Real-Time Gross
Settlement Express Transfer System) calendar. For any other
purposes, any day except Saturday, Sunday, and holidays
established as such in the official calendar for the city of Madrid.

Financing Documents	This Agreement, the Subordinated Loan, the Interest Rate Hedging Agreements (including any interest rate derivatives executed in the future), and the Guarantee Agreement.

Lender or Lenders	The lenders that are parties to this Agreement and any other lenders or any other juridical persons that might acquire, in whole or in part, the contractual position in the Loan of the Lenders because of syndication or subsequent assignments.

Qualified Lender or	For the purposes established in Clauses 12 (Taxes) and 19
(Assignment) of this Agreement, these are the financial institutions, lenders, securitisation funds, and other institutions that fall under any of the following categories:
Lenders

(a)	An institution that for tax purposes is domiciled in Spain and that is subject to the provisions of Article 59 (c) of the Corporate Taxation Regulations approved by Royal Decree 1777/2004, dated July 30 (or any regulations that could replace them in the future).

(b)	An institution that for tax purposes is not domiciled in Spain but, for purposes of this Agreement, acts through a permanent establishment in Spain and is subject to the provisions of Article 81, paragraph 2, of the Income Tax Regulations for Non-Residents approved by Royal Decree 1776/2004, dated July 30 (or any regulations that could replace them in the future).

(c)	An institution that for tax purposes is a member of a European Union member state and that acts directly or through a permanent establishment in another EU member state, provided for the purposes of this Agreement that said institution does not act through a permanent establishment located in Spain or through a country or territory classified as a tax haven under applicable Spanish law.

(d)	An institution that for tax purposes is not domiciled in Spain but that is entitled pursuant to an international agreement between Spain and that institution’s country of domicile to avoid double taxation, so that the payments made under this Agreement shall be tax exempt in Spain.

Finalisation Date of	One (1) month from the date of the signing of this Agreement, i.e.,
the Draw-Down	21 January 2007.
Period

Measurement Date	The date that results from the following determination:

During the first 24 months from the date on which this Agreement is signed:
(a) Monthly: when the Value-to-Loan Ratio is greater than or equal to 1.15x, then the measurement date shall be the first
Tuesday of each month at 9:00 a.m.

(b) Weekly: when the Value-to-Loan Ratio is less than 1.15x, then the measurement date shall be Tuesday of each week at 9:00
a.m.

If any of the Tuesdays described in paragraphs (a) or (b), above, do not fall on a Business Day, then the Measurement Date shall be the immediately subsequent Business Day.
(c) Daily: every Business Day at 9:00 a.m., under any of the following circumstances:

(i)	all dates in which there is a request for a draw-down
and/or delivery of funds for a draw-down; or

(ii)	if the Value-to-Loan Ratio is less than 1.10x; or

(iii) if the Agent notifies the Borrower that there has been a ground for Early Expiry, as long as that condition
continues to exist; or

(iv) if the Market Price of the REPSOL Shares is below €23.30 per share.

In the event of a split or reverse split of REPSOL shares,
the same arithmetic operation as that for REPSOL shares
(multiplication, division, addition or subtraction) shall be carried out for the figure in this paragraph.

The frequency with which measurements must be made under the parameters of the Value-to-Loan Ratio contained in this definition shall change immediately on the Business Day following the day on which there is a change in the Value-to-Loan Ratio that gave rise to a change in the frequency of the taking of measurements.

24 months after the signing of this Agreement until the Final
Maturity Date:

(d) Monthly: when the Value-to-Loan Ratio is greater than or equal to 1.20x, then the measurement date shall be the first
Tuesday of each month at 9:00 a.m .

(e) Weekly: when the Value-to-Loan Ratio is less than 1.20x, then the measurement date shall be Tuesday of each week at 9:00
a.m.

If any of the Tuesdays described in paragraphs (a) or (b) [sic], above, do not fall on a Business Day, then the Measurement Date shall be the immediately following Business Day.

(f) Daily: every Business Day at 9:00 a.m., under any of the following circumstances:

(v) all dates in which there is a request for a draw-down
and/or delivery of funds for a draw-down; or

(vi) if the Value-to-Loan Ratio is less than 1.17x; or

(vii) if the Agent notifies the Borrower that there has been a ground for Accelerated Maturity, as long as that condition
continues to exist; or

(viii) if the Market Price of the REPSOL Shares is below
€24.78 per share.

  In the event of a split or reverse split of REPSOL shares, the same arithmetic operation as that for REPSOL shares
(multiplication, division, addition or subtraction) shall be carried out for the figure in this paragraph.

The frequency with which measurements must be made under the parameters of the Value-to-Loan Ratio contained in this definition shall change immediately on the Business Day following the day on which there is a change in the Value-to-Loan Ratio that gave rise to a change in the frequency of the taking of measurements.

Final Maturity Date	The day on which five (5) years have elapsed since the signing of
or Initial Final	this Agreement, i.e., 21 December 2011 .
Maturity Date

Extended Final	The day on which six (6) years have elapsed since the signing of
Maturity Date	this Agreement, i.e., 21 December 2012.

Relevant Affiliates	All of the affiliate companies of the SyV group that represent, at any moment, a percentage equal to or greater than 5% (i) of the consolidated EBITDA of SyV or (ii) of the total consolidated assets of SyV.

Guarantees	The pledge of shares and other guarantees provided by the
Borrower and SyV under the Guarantee Agreement.

Short-term Financial	The amount maintained at any given time in (i) short-term liquid
Investments	investments in securities traded on an organised market, (ii) short-
term bank deposits that are not unavailable and are not included as part of cash, denominated in Euros and maintained by authorised lenders in the European Union having a minimum credit rating of
A-1 (Moody’s Investors Services Inc) or A (Standard & Poor’s
Corporation).

Insolvency Law	Insolvency Law 22/2003, dated July 9, or any other legislation that might replace it in the future.

Majority of the	Lender or Lenders whose participation in the Loan represents at all
Lenders	times more than 51% of the Loan principal outstanding.

If there is no draw-down of the Loan, then the Majority shall be the
Lender or Lenders that represent more than 51% of the Loan
principal outstanding.

Draw-Down Period	The period of one (1) month from the date of the signing of this
Agreement.

Interest Period	Each one of the successive periods during which the interest accrues as defined in Clause 7.1.

Subordinated Loan	The subordinated loan in the amount of ONE BILLION ONE
HUNDRED AND SEVENTY FOUR MILLION SIX HUNDRED
THOUSAND EURO (€1,174,600,000) provided by SyV to the
Borrower on this date, described in Recital IV, above.

Value-to-Loan Ratio	On the applicable Measurement Date, the ratio resulting from: )A)
the Market Value of the REPSOL Shares that are pledged under the provisions of this Agreement and the Guarantee Agreement divided by (B) the outstanding balance of the Loan, less the sum of (i) the positive balance of the Operating Account plus (ii) the Borrower’s
Short-Term Financial Investments.

If SyV contributes or establishes guarantees on cash or Eligible
Shares in compliance with the commitment it assumes in Clause
4.1.(v) of this Agreement and Clause 11 of the Guarantee
Agreement, then the amount of cash or the Market Value of Eligible
Shares must be added to the Market Value of the REPSOL Shares.

If SyV contributes guarantees in accordance with the provisions of sections (iii) and (iv) of Clause 17.2.5, then the amount of those guarantees must be added to the Market Value of the REPSOL
Shares.

The Value-to-Loan Ratio for the first Draw-down shall be

calculated as described in Clause 4.1.(v).

REPSOL	REPSOL YPF, S.A.

SyV	SACYR VALLEHERMOSO, S.A., as sole shareholder of the
Borrower and owner of one hundred percent (100%) of that
company’s share capital.

Market Value of	If SyV contributes or establishes guarantees on Eligible Shares in
Eligible Shares	compliance with the commitment it assumes in Clause 11 of the
Guarantee Agreement, then the quoted price of those shares shall be calculated according to the following rules:

(a)	the quoted price of an Eiffage Share as published on the
official website of the Paris Stock Exchange at the close of trading on this exchange on the Business Day immediately
prior to the Measurement Date, multiplied by the number of
Eiffage Shares;

(b) the quoted price of an Itinere Share as published on the official website of the Madrid Stock Exchange at the close
of the Madrid Stock Exchange on the Business Day
immediately prior to the Measurement Date, multiplied by
the number of Itinere Shares; and

(c)	(A) the quoted price of a Testa Share as published on the
official website of the Madrid Stock Exchange at the close
of the Madrid Stock Exchange on the Business Day
immediately prior to the Measurement Date, if TESTA
INMUEBLES EN RENTA, S.A. complies with the free
float requirements established in paragraph (b) of Clause
11.3.3 (i) and (ii) of the Guarantee Agreement; or (B) if
TESTA INMUEBLES EN RENTA, S.A. fails to meet those
free float requirements, then the amount determined by
applying the following rule:

-The theoretical accounting value (consolidated net assets
divided by the number of shares of capital stock) based
on the last quarterly consolidated balance sheet
published by the National Securities Market
Commission (Comisión Nacional del Mercado de
Valores – CNMV) and adjusted by the capital gains from
the assets of TESTA INMUEBLES EN RENTA, S.A.,
resulting from the last valuation report made by a
valuation company of recognised prestige in the sector,
and referred to in Clause 11.3.3 (iii) of the Guarantee
Agreement.

-The capital gains on the assets are calculated using the
difference between the market value of each asset in the
mentioned report and the net accounting value for which

that asset is listed in the quarterly consolidated balance
sheet for the appropriate quarter.

Market Value of	The quoted price of a REPSOL Share as published on the official
REPSOL Shares	website of the Madrid Stock Exchange at the close of the Madrid
Stock Exchange on the Business Day immediately prior to the
Measurement Date, multiplied by the number of REPSOL Shares
that have been pledged in accordance with the provisions of this
Agreement or the Guarantee Agreement.

1.2	Interpretation

	1.2.1	The Annexes form a part of the Agreement. Any reference made to “this
Agreement” in this document or the Annexes hereto shall be understood to refer to this document and all of its Annexes.

	1.2.2	Group. Unless the context requires a different meaning, the term “group” in lowercase letters refers to the group of companies of which the Borrower or
SyV is the dominant company, and includes all companies formed under the standards established in Article 4 of the Ley de Mercado de Valores (Spanish
Stock Market Law).

	1.2.3	Person. The word “person” refers to public or private natural persons or juridical persons of any kind.

	1.2.4	Calculation of time periods. Unless expressly otherwise established in this
Agreement (i) periods expressed in “days” refer to calendar days, starting from the calendar day immediately following the day on which the calculation begins, inclusive, up to the last calendar day of the time period, inclusive; (ii)
the time periods expressed in “Business Days” refer to Business Days, starting on the Business Day immediately following the day on which the calculation begins, inclusive, up to the last Business Day of the time period, inclusive; and
(iii) the time periods expressed in months shall be counted from date to date, except if the date does not exist in the last month of the time period, in which case the time period shall end on the preceding calendar day of that month.

	1.2.5	Calculation of hours. The times of day expressed in this Agreement refer to time in the CET (Central European Time) zone.

2.	THE LOAN

2.1	Amount of the loan

Subject to the terms and conditions established in this Agreement, the Lenders provide the Borrower a commercial Loan for the maximum amount of FIVE BILLION ONE
HUNDRED AND SEVENTY-FIVE MILLION EUROS (€5,175,000,000).

2.2	Acceptance of the Loan

The Borrower accepts the Loan and agrees to make draw-downs on the loan under the terms and conditions established in this Agreement and to reimburse the principal that has been made available and to pay the interest, fees, taxes, and accrued expenses, as well as comply with the other commitments and obligations it has assumed under this Agreement.

2.3	Use of the Loan

The Borrower shall use the entire amount of the funds received under this Agreement exclusively to (i) pay off the Bridge Loans (and, for this purpose, to transfer to SyV the amount of money necessary to pay off its Bridge Loan), (ii) pay off, as necessary, the Derivatives, (iii) purchase REPSOL shares, and (iv) pay the costs associated with execution of this Agreement (except the fees) and the purchase of the REPSOL Shares.

3.	DISTRIBUTION AND SEVERABLE CHARACTER

3.1	Distribution to be made by the Lenders

The Loan shall be distributed by each Lender on the date this Agreement is signed in accordance with the following participations:

Lender	Amount of the loan (euros)	Percentage of the loan (%)

Citibank International Plc,	1,154,367,150	22.31%
Sucursal España

Banco Santander Central	1,154,367,150	22.31%
Hispano, S.A.

Calyon, Sucursal en España	563,028,985.51	10.88%

Caja de Ahorros y Monte de	933,236,714.49	18.03%
Piedad de Madrid

Caja de Ahorros del	50,000,000	0.97%
Mediterráneo

Caixa de Aforros de Galicia	40,000,000	0.77%

Caixa D’Estalvis de Catalunya	30,000,000	0.58%

Caja de Ahorros y Monte de
Piedad de Córdoba (Caja Sur)	25,000,000	0.48%

Caja de Ahorros y Monte de
Piedad de Navarra (Caja	20,000,000	0.39%
Navarra)

Lender	Amount of the loan (euros)	Percentage of the loan (%)

Bilbao Bizkaia Kutxa	20,000,000	0.39%

Caja de Ahorros de Santander	10,000,000	0.19%
y Cantabria

Caja de Ahorros de Castilla-	10,000,000	0.19%
La Mancha

Caja de Ahorros y Monte de	10,000,000	0.19%
Piedad de Extremadura

Caja de Ahorros de Murcia	10,000,000	0.19%

Caja de Ahorros de Asturias	10,000,000	0.19%

Banco de Valencia, S.A.	10,000,000	0.19%

Banco Popular Espanol, S.A.	100,000,000	1.93%

ING Belgium, Sucursal en	300,000,000	5.80%
Espaa

Banco BPI, S.A.	250,000,000	4.83%

Banco Comercial Português,	150,000,000	2.90%
S.A.

Espirito Santo Investment	25,000,000	0.48%

Banco Espirito Santo,	50,000,000	0.97%
Sociedad Anónima

Commezbank
Aktieengesellschaft, Sucursal	100,000,000	1.93%
en Espaa

Banco Espanol de Credito	100,000,000	1.93%

Banco de Sabadell, S.A.	50,000,000	0.97%

TOTAL	5,175,000,000.00	100%

3.2	Acceptance by the Lenders of their participations

Each of the Lenders assumes the amount of its respective participation in the Loan as provided in this Agreement.

3.3	Severability and independence of the Lenders’ positions

The contractual position of each one of the Lenders shall be separate; therefore, their rights and obligations under this Agreement shall be completely independent.

3.4	Effects of breach by any of the Lenders

No Lender shall respond for any other Lender’s breach of its obligations under this Agreement.

Specifically, if any Lender fails to make available to the Agent the funds committed under this Agreement, then the remaining Lenders shall not be obligated to contribute the part agreed by the breaching Lender. This provision does not effect the legal action that the Borrower may take against the breaching Lender.

3.5	Judicial and out-of-court actions by the Lenders

Any Lender may take out-of-court action to preserve and defend its own rights and interests and the rights and interests of the other Lenders.

Each Lender may only exercise its own rights individually through court action, although early termination or expiry of the loan shall be subject to the requirements established in Clause 17.6, below.

3.6	Binding character of the agreement of the Majority of the Lenders

	3.6.1	Agreements of the Majority of the Lenders. Unless otherwise expressly established, the Lenders’ decisions concerning this Agreement shall be made in accordance with wishes of the Majority of the Lenders, which shall be binding upon the minority.

Specifically, and notwithstanding the provisions of Clause 3.6.2, below, the Majority of Lenders may agree, in a binding manner, to waive the rights recognised in this Agreement in favour of the Lenders (waivers), as long as the waiver or authorisation is for the breach of a specific duty, limitation, or obligation for which the Borrower is responsible and is specifically requested by the Borrower for a limited situation.

The foregoing notwithstanding, any waiver or authorisation of the breach of duty, limitation or obligation that affect the Measurement Date and/or the Value-to-Loan ratio shall require consent by Lenders representing two-thirds (66%) of the outstanding Loan principal.

Any waiver of a right or power, or any authorisation of the Borrower’s ongoing breach of its obligations, that is intended to remain in effect as of the date of its acceptance shall be considered to be a novation of this Agreement and shall require the consent of all of the Lenders in accordance with Clause 21.4, below.

	3.6.2	Prohibition of waivers. The Majority of the Lenders may not agree to waive rights recognised in favour of the Lenders on the following matters:

(i) Any authorisation of the Borrower’s obligation to pay;

(ii)	Any change in the proportion of funding provided by the Lenders, even if that change applies to a specific situation or a concrete case;

(iii)	Any modification to the repayment calendar, draw-down periods, maturity or payment dates, and/or amount of the Loan;

(iv) Any modification to the interest rate (ordinary or late-payment) or the applicable margins, the system for calculating and/or paying interest, or any change in the procedure for calculating or charging fees;

(v)	Any modification to the Guarantees (except any partial repayment of the pledge on the REPSOL Shares that is necessary for the purposes established in Clause 5.3, below), waiver of their constitution, or lifting of any of the Guarantees;

(vi)	Any modification of the provisions of this Clause 3.6.2.

Any agreement concerning the matters set forth herein, regardless of its content, shall be considered a novation to this Agreement and shall require the consent of all of the Lenders, in accordance with Clause 21.4, below.

4.	DRAWING DOWN THE LOAN

4.1	Conditions precedent for drawing down the Loan

The Borrower’s entitlement to draw down the Loan amount and the Lenders’ obligation to pay out the funds corresponding to the Loan amount shall be conditional upon verification by the Lenders that the following conditions precedent have been fulfilled on the date the Loan is to be paid out (with the exception of the condition set out in paragraph (v), failure to fulfil which shall not result in the withholding of the Loan amount but rather in further obligations on the Borrower and/or SyV):

(i) The Borrower shall have furnished the Agent with a copy of the deed of incorporation duly entered in the Companies Register.

(ii) The Borrower shall have proven as required by law that it is the owner of one hundred and sixty million two hundred and fifty-one thousand six hundred and six
(160,251,606) REPSOL Shares by means of a certificate of ownership issued by
[Santander Investment Services, S.A.] as member institution and custodian of said shares.

(iii) The Borrower and SyV shall have granted the Subordinated Loan and this shall have been transferred in its entirety by SyV into the Operating Account.

(iv)	The Borrower shall have share capital amounting to two hundred million euros (€200,000,000), fully subscribed and paid-in and duly entered in the Companies Register.

(v)	The Value-to-Loan Ratio shall be equal to or higher than 1.20x, calculated as the quotient between (i) the total of the Market Value of the REPSOL Shares owned by the Borrower and pledged prior to the date on which the Loan is drawn down and the value on that date of the REPSOL shares acquired as a result of the settlement of the Derivatives, and (ii) the Loan amount.

If the Value-to-Loan Ratio is not equal to or higher than 1.20x on the date on which the Loan is drawn down and the other conditions precedent are fulfilled, the Lenders shall be obliged to make the Loan amount available to the Borrower in accordance with Clause 4.3.2 et seq. and the Borrower and/or SyV shall be obliged to provide or issue guarantees in respect of cash or Eligible Shares in an amount necessary to restore the Value-to-Loan Ratio to a level equal to or higher than 1.20x within three (3) Business Days of the date on which the Loan is drawn down.

The Borrower and/or SyV shall notify the Agent within two (2) Business Days of the date on which the Loan is drawn down of whether it intends to provide cash or Eligible Shares, and if the latter, of the type of Eligible Shares.

In the event that SyV provides funds or securities in order to restore the Value-to- Loan Ratio to its proper level, the amount thus provided shall not be deemed to be in fulfilment of the obligations it assumes under Clause 11 of the Guarantee Agreement. However, the provisions of Clause 11.6 concerning release from guarantee shall apply nonetheless.

(vi)	The Legal Advisor shall furnish the Agent with his legal opinion on the validity, effectiveness and enforceability of this Agreement and of the Guarantee Agreement and the Lenders must have found his conclusions to their satisfaction.

Said legal opinion shall confirm that the board of directors of the National Energy Commission (Comisión Nacional de la Energía - CNE) has found that the Borrower’s acquisition of the REPSOL Shares does not require prior approval from the CNE.

(vii)	The Borrower shall have furnished the Agent with a copy of the PE-1 form duly processed by the Bank of Spain on which a financial transaction number (FTN) has been assigned in connection with that part of this Agreement entered into by Lenders not resident in Spain.

(viii)	The Borrower shall have supplied the Agent with all information and documentation required to comply with the relevant legislation or internal policy concerning money laundering (“know your customer”).

(ix)	The Borrower, SyV and the Lenders shall have executed the Guarantee Agreement and the Guarantees shall have been issued in accordance with the provisions thereof and shall still be valid (except for those that, pursuant to the Guarantee Agreement, are to be issued simultaneously with the drawing down of the Loan amount).

(x)	The declarations and guarantees stipulated in Clause 15 shall still be in force on the date on which the funds are made available.

(xi)	The Borrower shall not be in arrears in fulfilling all its obligations hereunder and shall not have committed any of the actions justifying early termination or expiry set out in Clause 17.

(xii)	Making the Loan amount available shall in no way cause the Borrower to commit any of the actions justifying early termination or expiry set out in Clause 17.

In the event that on the date the funds are due for delivery any of the conditions precedent were not complied with (except for those indicated in section (v) above), the Borrower shall pay the Lenders any Termination Costs.

4.2	Date on which the Loan is requested

	4.2.1	Initial Request. The Borrower hereby requests that the Loan be made available on 28 December 2006.

	4.2.2	Draw-down Request. In the event that the conditions precedent laid down in Clause 4.1 above are not fulfilled on 28 December 2006, the Borrower shall be entitled to draw down the Loan amount by forwarding the appropriate Draw- down request to the Agent by letter or fax followed by letter, duly signed by a person with the requisite authority, based on the sample request appended hereto as Annex 4.2, stipulating:

(i) the date designated by the Borrower for draw-down on the Loan amount.

(ii) a statement to the effect that, on the date on which draw-down is requested:

(a) no Substantial Adverse Change has occurred or is foreseeable, (b) the declarations provided for in Clause 15 are still fully effective, and (c) none of the reasons for early termination or expiry set out in Clause 17 has occurred or is predicted to occur.

	4.2.3	Request date. The request shall reach the Agent’s domicile before 10 a.m. on the third Business Day before the draw-down date indicated in the request and in no event shall said date be later than the Draw-down Period Closing Date.

	4.2.4	Irrevocability of the request. Once received by the Agent, the draw-down request shall be irrevocable for the Borrower, which shall remain obliged to draw down the Loan amount on the date indicated.

	4.2.5	Notification of draw-down to the Lenders. The Agent shall notify the Draw- down request to the Lenders by not later than 3 p.m. of the same Business Day on which the Agent receives it, indicating the amount to be drawn down, the portions of that amount for which each Lender is accountable and the date on which the funds in question are to be made available.

4.3	Making the funds available

Subject to prior verification by the Agent on behalf of the Lenders that the conditions precedent and the requirements and conditions laid down in this Clause 4 have been fulfilled, the Loan amount shall be made available in accordance with this Clause 4.3.

	4.3.1	Transfer from Lenders to Agent. On 28 December 2006 (or a subsequent date designated for provision of the Loan) the Lenders shall credit the amount corresponding to their own portion of the Loan via OMF or TARGET transfer to the treasury account opened in the Agent’s name with the Banco de España (or any other account agreed by the Lenders and the Agent) before 10 a.m. and with value date the same day. The Lenders shall notify the Agent of the transfer at the earliest opportunity.

	4.3.2	Transfer of funds from Agent to The Borrower. On 28 December 2006 (or a subsequent date designated for provision of the Loan), once the corresponding amounts have been received from the Lenders pursuant to Clause 4.3.2 above, the Agent shall transfer the amounts received from the Lenders to the Borrower via payment into the Operating Account with value date 28 December 2006.

	4.3.3	Bill of payment. It is assumed that payment into the Operating Account shall be made by the most effective bill of payment and that the Borrower shall acknowledge receipt of the funds made available.

	4.3.4	Irrevocable instructions. In order to achieve the purpose of the Loan, the Borrower shall issue irrevocable instructions to the Agent such that the Agent shall dispose of the Loan amount paid into the Operating Account and shall:

(i) transfer TWO BILLION SIX HUNDRED AND TWO MILLION FIVE HUNDRED AND FIFTY-SEVEN THOUSAND EIGHT HUNDRED AND TWENTY-TWO EUROS AND EIGHTY-ONE CENTS (€2,602,557,822.81) into the accounts opened in the name of the Borrowers with the Agent for the Bridge Loans granted by SAN in order to redeem in their entirety the principal and interest of the Bridge Loans granted by SAN on 11 and 16 October 2006,

(ii) transfer EIGHT HUNDRED AND NINETY-SIX MILLION EIGHT HUNDRED AND FORTY-THREE THOUSAND EIGHT HUNDRED AND TWENTY- FOUR EUROS AND FORTY-FOUR CENTS (€896,843,824.44) into IBAN bank account no. ES92 1474 0000 15 001 1279007 opened in the name of SyV with CITIBANK in order to redeem in its entirety the principal, interest and expenses accrued on the Bridge Loan granted on 15 November 2006,

(iii) credit or debit the balance on the Operating Account with the net balances resulting from settlement of the Derivatives, as well as the amount of the latest acquisition of REPSOL shares, in an overall amount of TWO BILLION THREE HUNDRED AND FIFTY-SIX MILLION THREE HUNDRED AND EIGHTY-FIVE THOUSAND SEVEN HUNDRED AND SEVENTY-TWO EUROS AND 27 CENTS (€2,356,385,772.27), and

(iv) debit the balance on the Operating Account with the total expenses (excluding fees) incurred in executing this Agreement and in acquiring the REPSOL Shares

4.4	Draw-down Period Closing Date

If the Loan has not been drawn down before the Draw-down Period Closing Date, this Agreement shall be terminated in its entirety.

5.	MATURITY AND REPAYMENT

5.1	Normal repayment

	5.1.1	Initial Final Maturity Date. Without prejudice to the provisions of Clause 5.1.2, the Borrower shall repay the outstanding balance in one single instalment payable on the Initial Final Maturity Date.

	5.1.2	Deferred Final Maturity Date. Each Lender shall be entitled, at the Borrower’s request, to extend the duration of this Agreement for an additional period of one year. To do so, each Lender shall notify the Borrower through the Agent before 1 December 2007 of its willingness to extend the duration of this Agreement as it applies to that Lender’s participation in the Loan for an additional period of one year.

In the event that a Lender has not forwarded notification to the Agent by 1 December 2007, that Lender shall be deemed to have tacitly declined to extend the duration in respect of its own participation.

In the event that the duration of this Agreement is extended by one or more Lenders, the Borrower shall be obliged to repay the Loan principal in two instalments, (i) one payable on the Initial Final Maturity Date in respect of the Loan principal granted by those Lenders which have not extended the duration of this Agreement, and (ii) another payable on the Deferred Final Maturity Date in respect of the Loan principal granted by those Lenders which have extended the duration of this Agreement.

	5.1.3	Payment on a Business Day. In the event that the Initial Final Maturity Date or the Deferred Final Maturity Date does not fall on a Business Day, it shall be understood that the repayment shall be made on the first subsequent Business Day.

5.2	Voluntary early repayment

	5.2.1	Repayment period set for the benefit of both Parties. The repayment period envisaged in Clause 5.1 shall be understood to be set for the benefit of both the Borrower and the Lenders. Thus any voluntary early repayment of the Loan by the Borrower in part or in full shall be made only subject to the terms and conditions set out in this Clause 5.2.

	5.2.2	Coincidence with Interest Periods. Voluntary early repayment shall only be permitted on the final day of an Interest Period.

	5.2.3	Minimum amount and multiple early repayments. Voluntary early repayments shall be subject to a minimum amount of TWENTY-FIVE MILLION EUROS

(€25,000,000) and multiples of FIVE MILLION EUROS (€5,000,000), providing such voluntary early repayments are made by means of funds not generated by the Borrower. No minimum or multiples shall apply to voluntary early repayments made by the Borrower out of funds generated by itself.

	5.2.4	Prior notification by the Borrower. The Borrower shall notify the Agent of its intention to make an early repayment at least fifteen (15) Business Days before the date of the intended repayment, indicating the date and amount of said repayment.

	5.2.5	No fee on early repayments. Voluntary early repayments shall not be subject to fees in favour of the Lenders.

5.3	Obligatory early repayment against the sale price of the REPSOL Shares

5.3.1 Appropriation of the proceeds of sales of REPSOL Shares. In the event that the Borrower has requested authorisation from the Agent and the Majority of the Lenders have given their authorisation in accordance with Clause 5.3.2 below for the sale of some or all of the REPSOL Shares, the Borrower shall be obliged to appropriate the entire proceeds of the sale of REPSOL Shares for early repayment of the Loan.

5.3.2 Authorisation. Authorisation shall be subject to the following terms and rules:

(i) The Agent shall notify the sale request to the other Lenders on the Business Day immediately following that on which it was received.

(ii) Once the sale request has been notified by the agent, the Lenders shall undertake to communicate their decision to the Agent within three (3) Business Days of such notification on the understanding that silence or failure to respond to the request shall result in default authorisation of the sale.

(iii) The Agent shall notify the Borrower and the Lenders of its receipt (or otherwise) of authorisation from the Majority of the Lenders on the next Business Day after expiry of the period of three Business Days referred to in paragraph (ii) above, unless the Agent knows within this period whether authorisation from the Majority of the Lenders will be given, in which case it shall notify the Borrower and the Lenders at the earliest opportunity.

(iv) The Lenders shall undertake to appear before the notary designated by the Borrower within five (5) Business Days of the notification date referred to in paragraph (iii) above in order to annul the guarantees in respect of the pledged REPSOL Shares that are to be sold.

5.3.3 Repayment date. Once the proceeds of the sale of REPSOL Shares have been received in the Operating Account, the Agent shall immediately instigate the early repayment by means of settlement against the balance on the Operating Account. In the event that this does not coincide with the final date of an Interest Period and that Termination Costs arise as a result, such costs shall be borne by the Borrower in accordance with Clause 5.5 below.

5.4	General provisions relating to early repayments

Whatever the nature of the early repayment (voluntary or obligatory), the following supplementary rules shall apply unless otherwise expressly provided in the Clause governing that particular instance of early repayment.

	5.4.1	Absence of fees. Obligatory early repayments shall not be subject to any form of fee or penalty whatsoever.

	5.4.2	Costs borne by the Borrower. All costs, expenses, fees or duties arising as a result of the early repayment shall be borne by the Borrower.

	5.4.3	Notification by the Borrower. The Borrower shall notify the Agent immediately of the occurrence of any of the eventualities that give rise to an obligation to make early repayment and of the amount in which any such early repayment must be made.

	5.4.4	Notification to the Lenders by the Agent. The Agent shall forward the early repayment notification to the Lenders not later than on the Business Day immediately following that on which it was received by the Agent.

	5.4.5	Irrevocability of early repayment. Once the early repayment notification has been received by the Agent, the Borrower’s decision shall be deemed irrevocable and any failure to carry it out whether in respect of timing or amount shall be considered a failure to fulfil this Agreement.

5.4.6 Unavailability of early repayment amounts. Funds repaid by way of early repayment shall not become available again to the Borrower.

5.5		Termination of financing arrangements

If any repayment of the Loan takes place, whether normal or early, voluntary or obligatory, in performance or in breach of this Agreement, on a date that does not coincide with the final date of an Interest Period, the Borrower shall compensate the
Lenders for any Termination Costs arising.

6.		ACCRUAL OF INTEREST

6.1		Accrual of interest

Interest shall be payable to the Lenders on the outstanding Loan principal at a variable rate calculated in conformity with Clause 7.

6.2		Daily, annualised interest throughout each Interest Period

Interest shall accrue on a daily basis over one (1) year comprising three hundred and sixty
(360) days and shall be calculated on the basis of calendar days elapsed in each Interest
Period, including the first day and excluding the last.

7.		INTEREST RATE

7.1		Division of the Loan into Interest Periods

For the purposes of calculating interest, the period running from the date on which the
Loan amount is drawn down to the Final Maturity Date shall be deemed divided into a series of Interest Periods. On the date on which one Interest Period ends, a new Interest
Period shall commence.

	7.1.1	Duration of the first Interest Period. The first Interest Period shall commence on the date on which the Loan amount is drawn down and shall end on 11
January 2007.

	7.1.2	Duration of the subsequent Interest Periods. Without prejudice to the provisions of Clause 7.1.3, the Interest Periods shall run for either one (1), three (3) or six
(6) months at the Borrower’s discretion as notified in writing to the Agent in conformity with the sample appended as Annex 7.1.2 not later than 10 a.m. on the [fifth] (5th) Business Day before the beginning of the Interest Period in question. In the absence of any notification in writing the Borrower shall be deemed to have chosen an Interest Period with a duration of three (3) months.

	7.1.3	Duration of the final Interest Period. The final Interest Period shall in all events end on the Final Maturity Date.

	7.1.4	Interest Period ending on non-Business Day. When determining an Interest Period, if the last day of the period falls on a day that is not a Business Day, the final day of said period shall be deemed to be the first Business Day immediately thereinafter unless it falls in a different month, in which case the Interest Period shall be deemed to end on the Business Day immediately preceding. The following Interest Period shall end on the same date as would have applied in the absence of the circumstances indicated.

	7.1.5	Notification of the Interest Period to the Lenders. The Agent shall notify the Lenders of the Borrower’s express or presumed choice of duration for the following Interest Period not later than noon on the Business Day immediately following that on which the Agent becomes aware of said choice.

7.2	Interest rate

	7.2.1	Nominal interest rate for the period in which the Loan is valid. The nominal interest rate applicable to each Interest Period shall be determined by the Agent by adding together (i) the reference rate or, as applicable, the substitute rate pursuant to Clauses 7.2.3 to 7.2.5, (ii) the corresponding Margin pursuant to Clause 7.3 below, and (iii) the duties and brokerage fees pursuant to Clause 7.2.2.

	7.2.2	Addition of duties and brokerage fees. To the nominal interest rate shall be added those charges levied by the Lenders by way of (i) surcharges, brokerage or other fees on deposits obtained in the interbank market, and (ii) charges to compensate for interest accruing on said interbank deposits.

	7.2.3	Reference rate: EURIBOR. EURIBOR shall be understood to be the reference rate for the euro zone money market which, in accordance with the European Banking Federation rules, is published and updated on Reuters screen EURIBOR01 (or, should this not be available, on a screen that replaces it or is equivalent to it) at around 11 a.m. (Central European Time) on the morning of the second (2nd) Business Day immediately preceding the beginning of the Interest Period in question, as applicable to euro deposits of a size equal to the amount of the Loan drawn down and over a term equal to the Interest Period in question. If said screen does not indicate said rate for the term indicated, the reference rate shall be calculated by linear interpolation of the two rates corresponding to (i) deposits of the nearest sizes above and below, or (ii) terms of the nearest durations above and below.

	7.2.4	Substitute rate. In the event that it proves impossible to determine the applicable interest rate in accordance with the Clause 7.2.3 above, a substitute reference rate determined pursuant to this Clause shall be applied to the Interest Period in question.

(i)	Level of the substitute rate. The substitute rate shall be the arithmetic average of the interbank rates offered to the reference entities (listed in paragraph (ii) below) in the euro zone interbank market at around 11 a.m.
on the morning of the second (2nd) Business Day before the beginning of the Interest Period for euro deposits of the same or similar size to the amount of the Loan, and for a term equal or similar to the Interest Period in question.

(ii)	Reference entities. These shall be:
- BARCLAYS
- LA CAIXA
- LLOYDS BANK

(iii)	Method for determining the substitute rate. At the Agent’s request, the reference entities shall, on the morning of the second Business Day before the date on which the Interest Period in question commences, provide the Agent with the relevant interbank rates and the Agent shall, on the same day, calculate the arithmetic average indicated in paragraph
(i) above. If a reference entity fails to indicate or cannot indicate said interest rate, the arithmetic average shall be ascertained from the responses of those reference entities that have provided interbank rates, providing at least two of them have done so.

(iv)	Replacement of reference entities. Any reference entity shall cease to be a reference entity if it fails to furnish the information required for two or more Interest Periods or if it merges with or is absorbed by one of the
Lenders. Such a reference entity shall be replaced by a newly designated one proposed by the Agent and approved by the Majority of the Lenders.

7.2.5	Return to normal interest rate. The substitute rate shall cease to apply as soon as the circumstances resulting in its application disappear, and the procedure for determining the EURIBOR reference rate shall once more apply commencing with the Interest Period following the date on which normal circumstances were re-established.

7.2.6	Absolute amount of interest. The absolute amount of interest shall be calculated according to the following formula: INTEREST equals OUTSTANDING
PRINCIPAL multiplied by APPLICABLE NOMINAL INTEREST RATE
multiplied by NUMBER OF DAYS ELAPSED divided by 36,000.

7.3	Margin

	7.3.1	Initial margin. The Margin applied to each Interest Period commencing within the first twenty-four (24) months of the date of this Agreement shall be ONE
HUNDRED basis points, equivalent to ONE per cent (1%).

	7.3.2	Intermediate margin. The Margin applied to each Interest Period commencing within the following twenty-four (24) months shall be ONE HUNDRED AND TEN basis points, equivalent to ONE POINT ONE per cent (1.1%).

	7.3.3	Final margin. The Margin applied to each Interest Period commencing thereinafter up to the Initial Final Maturity Date or, where applicable, the Deferred Final Maturity Date shall be ONE HUNDRED AND TWENTY basis points, equivalent to ONE POINT TWO per cent (1.2%).

7.4	Procedure for setting the interest rate

	7.4.1	Rate determined by Agent and notified. The Agent shall calculate the interest rate applicable to each Interest Period and shall notify it in writing to the Borrower and the Lenders not later than 2 p.m. on the second Business Day before the date on which the Interest Period in question commences.

	7.4.2	Interest rate binding, barring obvious error. The interest rate set by the Agent shall be binding on the Borrower and the Lenders barring obvious error, in which case it shall be rectified as necessary by applying the corrected interest rate.

	7.4.3	Tacit acceptance by the Borrower. The interest rate set by the Agent shall be deemed accepted by the Borrower unless the latter complains in writing to the Agent of the obvious errors contained in the initial rate setting within one week of notification of said interest rate.

7.5	Annual Percentage Rate

The annual percentage rate (APR) corresponding to the interest rate applying to the Loan shall be ascertained for information purposes in accordance with the formula given in the circulars or directives in force.

7.6	Market breakdown

	7.6.1	Interbank market funding: The Borrower hereby recognises and accepts a premise that is essential to the Lenders, namely that their granting and sustaining the Loan shall depend on the proper functioning of the interbank money markets in which the Lenders are able to procure the funds they lend by taking out loans or conducting other debt transactions over terms matching the Interest Periods and in amounts corresponding to their participation in the outstanding Loan principal.

	7.6.2	Market breakdown: notification. If any Lender finds itself unable to conduct the aforementioned debt transactions in the amounts and for the terms required as a result of exceptional circumstances beyond its own control, it shall notify the Agent immediately. The Agent shall at that time ascertain whether the situation that has arisen affects the Majority of the Lenders and, if so, shall notify the Borrower immediately.

	7.6.3	Maintenance of the Interest Periods and the interest rate. From the date on which the Agent notifies the Borrower, the duration of the Interest Period running when the market breakdown occurred shall apply to future Interest
Periods, and the interest rate applicable when the market breakdown occurred shall apply to future Interest Periods.

	7.6.4	Renegotiation or termination of the Loan. If the prevailing circumstances are such that it becomes commercially impossible to conduct such debt transactions, the Agent shall indicate as much and the Borrower and Lenders shall negotiate in good faith to adapt the Loan to the new circumstances. In the event that the Borrower and the Majority of the Lenders fail to reach agreement within sixty (60) days of the Agent’s declaration to that effect, this Agreement shall automatically be terminated.

	7.6.5	No liability on the part of the Lenders. The Lenders shall not be liable to the
Borrower in any manner whatsoever for the circumstances stipulated in this
Clause 7.6 or for the consequences thereof.

8.	PAYMENT OF INTEREST

On the final date of each Interest Period the Borrower shall pay the interest accrued during said Interest Period.

9.	LATE-PAYMENT INTEREST

Failure to pay the amounts due under this Agreement (including fees agreed by separate arrangement) shall incur late-payment interest, without need for request or interpellation, according to the provisions of this Clause and without prejudice to the right of the Lenders to declare early expiry of this Agreement pursuant to Clause 17.2.2.

9.1	Accrual of late-payment interest on unpaid principal

	9.1.1	Daily interest accrual. Late-payment interest shall accrue on Loan principal that is due for repayment but unpaid, on a daily basis, commencing on the day following the due date inclusive and on the basis of one (1) year of three hundred and sixty (360) days.

	9.1.2	Late-payment interest rate. The late-payment interest rate shall be set by the
Agent, which shall use as its reference rate the EONIA (Euro Overnight Index
Average) calculated by the European Central Bank and published by
REUTERS, to which it shall add the expenses and charges set out in Clause
7.2.2 and the Margin defined in Clause 7.3. The resultant figure shall be increased by TWO HUNDRED BASIS POINTS (2%).

9.2	Accrual of late-payment interest on unpaid normal interest

In accordance with Article 317 of the Spanish Commercial Code, interest due but not paid by the Borrower shall be capitalised on the day following the due date and late-payment interest shall accrue on it as laid down in Clause 9.1 as if it were Loan principal.

9.3	Payment or capitalisation of late-payment interest

Any late-payment interest (whether accrued on unpaid principal or capitalised normal interest) shall be settled by the Agent at the Borrower’s request and on the same date the
Borrower shall pay the amount indicated and settled by the Agent by way of late-payment interest.

In the absence of any notification by the Borrower, late-payment interest shall be settled on a monthly basis and paid on the last Business Day of each month. Any late-payment interest not paid on the last Business Day of each month shall be capitalised on the following day and in turn shall accrue late-payment interest as laid down in Clause 9.1.

9.4	Interest on account of procedural delay

The provisions on late-payment interest set out in Clause 9.1 shall also apply to interest accruing on account of procedural delays for the purposes of Article 576.1 of the Ley de
Enjuiciamiento Civil (Spanish Civil Procedure Law).

10. CHANGE IN CIRCUMSTANCES

10.1	Maintenance of profitability for the Lenders if circumstances change

The Borrower recognises and agrees that the Loan (and in particular the interest rate) has been agreed based on economic conditions which reflect the Lenders’ refusal to assume certain risks that might arise if circumstances were no longer those on which the granting of the Loan was based. As such, if circumstances were to change in such a manner as to reduce the profitability of this transaction for the Lenders, the Borrower shall bear the impact of such change.

10.1.1 Impact on the Borrower of increased costs or reduced income. In the event that the law were to impose on the Lenders any kind of obligations or restrictions resulting in higher costs for their debt transactions in the interbank money markets, lower income derived from the Loan, greater use of own resources or lower-than-expected profit from the Loan, the Lender or Lenders affected shall notify the Agent to this effect together with a description of the change in circumstances, a calculation of the extent of the financial damages and, if the change in circumstances were liable to carry on producing them in future, the criteria used to calculate the extent of those financial damages. The agent shall forward the information received from the Lenders to the Borrower.

The Borrower shall be obliged to compensate the Lenders for damages already incurred, within seven (7) Business Days of receipt of notification by the Agent, in the amount indicated and broken down in said notification.

10.1.2	Repeated occurrence of damages (increased costs or reduced income). In the event that a change in circumstances has occurred which is subsequently liable to produce any of the damages, increased costs or reduced income described in the previous Clause, the Borrower shall be obliged to compensate the Lenders for subsequent damages suffered as a result of said change in circumstances, commencing on the day that such damages begin to be incurred.

The Borrower shall be released from this duty to pay compensation for damages incurred as a result of a change in circumstances if it puts forward one or more lending institutions willing to acquire the participations of the affected Lender or Lenders at nominal value. In such an event, the affected Lender or Lenders shall be obliged to cede (at no cost for the assignors) their participations to the lending institutions put forward by the Borrower. However, the transfer of participations shall not release the Borrower from its obligation to pay compensation to the affected Lender or Lenders for any damages already incurred, in accordance with the provisions of Clause 10.1.1 above.

If it is unable to find other institutions willing to acquire the participations of the affected Lender or Lenders, the Borrower shall be obliged to terminate this
Agreement early, paying the Lenders all amounts owed for whatever reason under this Agreement together with compensation for the damages incurred as a result of a change in circumstances as per the provisions of Clause 10.1.1 above.
Such payment shall be made, at the Borrower’s discretion, either on the final day of the current Interest Period, or else within thirty (30) days of receipt of the information from the Agent as described in Clause 10.1.1 above. In such an event the Borrower shall also be liable to pay the relevant Termination costs for the Interest Period.

10.1.3	Examples of increased costs or reduced income. The provisions of Clause
10.1.1 shall be understood as applying in all cases to:

(i) Ratios or prudential measures. The imposition of ratios, capital charges, provisions, reserves or other prudential measures.

(ii) Limitations on interest or fees. Any limitation on or reduction of income from interest and fees.

(iii) Taxes and similar measures. Any tax, duty or exchange control or similar measure which encumbers or renders more costly any of the Lenders’ own assets, financial flows or transactions or those connected with the Loan.

10.2	Performance constituting legal infringement. Release from contractual obligations.

	10.2.1	Release from contractual obligations where performance would break the law.
In the event that, owing to a change in the law or legal practice, performance of one or more obligations hereunder would result in an infringement of the law by any of the Lenders, the Lender in question shall notify this fact to the Agent which in turn shall notify the Borrower, and that Lender shall be automatically released from said obligations without incurring any liability in respect of the
Borrower.

	10.2.2	Amendment of the Agreement where performance would break the law. If said change in the law or legal practice does not affect an essential element of the
Agreement, the Borrower and the affected Lender shall negotiate in good faith to bring the Agreement in line with the new circumstances.

	10.2.3	Early repayment in the case of performance that would break the law. If said change in the law or legal practice affects an essential element of the
Agreement, or if the Borrower and the affected Lender cannot reach agreement on adapting the Agreement as stipulated in Clause 10.2.2 within thirty (30) days of the Borrower being notified in accordance with Clause 10.2.1 above, the affected Lender shall terminate this Agreement in respect of its own participation therein. The Borrower shall then be obliged to pay the Lender in question all amounts owed to said Lender for whatever reason under this
Agreement within thirty (30) days of the date on which it was terminated.

10.3		Duty of the Lenders to mitigate the consequences of any change in circumstances

Any Lender affected by any of the circumstances specified in Clauses 10.1 and 10.2 shall be obliged to take all commercially reasonable measures to mitigate the consequences thereof, including, where applicable, changing the lending institution, branch or office.

10.4		Foreseeable changes in circumstances

The provisions of Clauses 10.1 to 10.3 shall remain applicable even if the change in circumstances in question is foreseeable.

10.5		Opposite eventuality: favourable change in circumstances

In the event that, on balance, the circumstances described in Clause 10.1 produce the direct, inverse effect of increasing profitability for the Lenders, the Parties shall devise the methods necessary to pass on to the Borrower the tangible benefits accruing to each bank on the same conditions and adopting the same assumptions as stipulated in this
Clause.

11. FEES AND COSTS

11.1		Underwriting, arrangement and opening fee

The Borrower shall pay the underwriting, arrangement and opening fee agreed in a separate document to the Agent for distribution among the Lenders.

The Borrower shall pay this fee on the earlier of the following two dates: (i) the second
(2nd) Business Day after the date on which dividends or interim distributions in lieu of dividends are paid out by REPSOL and credited to the Operating Account, or (ii) 31
January 2007.

11.2	Agency fee

The Borrower shall pay the Agent the annual agency fee agreed in a separate document.

The first agency fee shall be paid on the date on which the underwriting, arrangement and opening fee specified in Clause 11.1 is payable. The second agency fee shall be paid one year after the signing of this Agreement and at yearly intervals thereinafter.

11.3	Costs borne by the Borrower

The Borrower shall bear the following costs:

	11.3.1	Legal costs. The professional and other fees charged by the notaries public participating in the formalisation or novation of this agreement or in the notifications, requests or procedures required for its fulfilment, including lawyers’ and attorneys’ fees incurred in defending or asserting the Lenders’
rights hereunder.

	11.3.2	Costs of publicity and official announcements. All costs of publicity and official announcements agreed between the Borrower and the Agent in connection with this Agreement.

	11.3.3	Costs of legal advice. The fees of legal and other advisors incurred in the negotiation and formalisation of this Agreement.

	11.3.4	Funds transfer costs. The fees and charges normally applicable to operational transactions involving accounts and payments resulting from this Agreement, including those arising in connection with payments into, out of or between the
Lenders’ accounts and the Banco de Espaa in connection with this Agreement.

	11.3.5	Expenses incurred in the first syndication. The Borrower shall also bear all expenses specified in Clauses 11.3.1 to 11.3.3 and all those arising from or in connection with the first syndication.

11.4	Duties and taxes in connection with the Agreement

The Borrower shall bear the cost of all taxes and duties incurred at present or in future in connection with the completion, modification, execution or termination of this Agreement or its guarantees.

12. DUTIES AND TAXES

12.1	The Borrower’s payments net of taxes and duties

All amounts paid by the Borrower under this Agreement, whether in respect of principal, interest, fees or for other reasons, shall be net of any deductions or retentions for any type of tax, duty or exchange control, present or future. Thus the Borrower shall pay the
Lenders the additional amounts necessary to ensure that the Lenders receive the full amounts they would have received had the relevant tax, duty or exchange control not existed (excluding the corporation tax for which the Lenders are liable).

The above notwithstanding, the Borrower shall not be obliged to pay any additional amount whatsoever if, at the time a payment is made or becomes due hereunder, the
Lender to which such payment is to be made:

(i) is not or is no longer a Qualified Lender (Entidad Acreditante Cualificada) for
any reason other than a change in the relevant legislation (or in the interpretation thereof) which occurred after the date on which it became Party to this Agreement; or

(ii) has not complied with the provisions of Clause 12.2 below.

12.2	Certificates of tax domicile

All foreign Lenders not resident in Spain and not operating in Spain through a permanent presence which is liable for this Agreement shall undertake to furnish the Borrower, via the Agent, with a certificate of tax domicile issued by the tax authority of their home country that is competent to issue such a certificate. The certificate of tax domicile shall certify the Lender’s tax domicile during the previous calendar year. It shall be made available to the Borrower not later than sixty (60) Business Days of the date of this
Agreement (or, where applicable, of the date on which said Lender acquires such status by virtue of an assignment made in its favour under the provisions of Clause 19). Said certificate shall subsequently be made available to the Borrower within the first thirty
(30) Business Days of each calendar year.

In the case of Lenders domiciled in countries which have signed a double taxation agreement with Spain, said certificate must state that the Lender is resident for tax purposes in that country within the meaning of the double taxation agreement with Spain.

12.3	Reclamation of tax withheld at source and return to the Borrower

In the event that, subsequent to an additional payment made by the Borrower in accordance with Clause 12.2, the Lenders definitively recover all or part of the tax or duty withheld or deducted on account of which the additional payment was made, the net amount recovered shall be returned to the Borrower.

In no way shall the foregoing entitle the Borrower to have sight of the books of account or registers kept by the Lenders.

13. PAYMENTS

13.1	Method of payment by the Borrower
The Borrower shall make the payments due hereunder according to the following terms and conditions:
	13.1.1	Date, time of day and value date: Payments shall be made on the due date before 10 a.m. and with the same day as value date.
	13.1.2	Currency. Payments shall be made in euros.

	13.1.3	No need for prior request. Payments shall be made without need for reminder or request.

	13.1.4	Payments on days that are not Business Days. Any payment due on a day that is not a Business Day shall be made on the following Business Day unless this falls in the following month, in which case the payment shall be made on the
Business Day immediately preceding.
13.2	Definitive and irrevocable nature of payments
Payments shall be deemed duly effected and the associated obligations discharged when the payment amount has been credited definitively and irrevocably to the Agent’s account in accordance with the prevailing banking practices and standards.

13.3	Allocation of payments
Payments shall be allocated as follows:
	13.3.1	Allocation by item. Payments made by the Borrower shall be allocated to debts due for payments in the following order:
(i) taxes and duties;
(ii) late-payment interest;
(iii) normal interest;
(iv) fees and costs;
(v) additional compensation as provided for in Clauses 5.5, 7.2.2 and 10;

	(vi)	court costs; and

	(vii)	Loan principal.

13.3.2	Allocation by date. Within each item heading, payments shall be allocated to redeem older debts before more recent debts.

13.4	Absence of demand does not mean waiver of claim

If the Agent or the Lenders do not demand payment of a given amount payable hereunder, this shall in no way imply a waiver of the claim to such payment.

13.5	Proportional distribution of payment amounts among the Lenders

	13.5.1	Proportion of payments received by each Lender is a function of its participation. All payment amounts received by the Lenders under this Agreement, whether through the Agent or through any other party, shall be proportionate to their respective participations in the Loan.

The following cases are excluded from the provisions of this Clause:

		(i)	amounts received by Lenders in the event of individual claims envisaged under this Agreement (whether judicial or extra-judicial, in accordance with the requirements laid down in Clause 17.6);

		(ii)	amounts received by any single Lender that are proportionately greater than those received by the other Lenders in application of the privilege envisaged in Art. 91.6 of the Ley Concursal (Spanish Insolvency Law), providing said Lender is entitled to file an individual claim in conformity with Clause 17.6 and, before petitioning to have the Borrower declared bankrupt, has proposed to the other Lenders the option of collectively petitioning to have the Borrower declared bankrupt but this proposal has not obtained the consent of the Majority of the Lenders within a maximum of fifteen (15) Business Days; and

		(iii)	amounts received by any single Lender that are proportionately smaller than those received by the other Lenders where said Lender has been considered to be closely associated with the Borrower such that the subordination envisaged in Art. 92.5 of the Spanish Insolvency Law has applied.

	13.5.2	Distribution of the excess amount received by a Lender except through individual lawsuits If a Lender receives from the Borrower or from a third party an amount in excess of the amount due to it by virtue of its participation in this Agreement, said Lender shall transfer the excess to the Agent so that the latter can redistribute it among the Lenders in proportion to their respective participations in this Agreement without delay and with the date on which it would have been received as the value date. Amounts received in the eventualities described in paragraphs (i) and (ii) of Clause 13.5.1 above shall be excluded from this obligation to return excess to the Agent.

	13.5.3	Return by Agent of funds paid from non-final payments. If the Agent makes a payment out of funds received as Agent with the result that, because said funds were not definitively and irrevocably entered in its accounts, it is obliged to return the funds or in some other way loses its power to dispose of them, the recipients of said payment shall be obliged to return it immediately to the Agent with value date being the date on which it was received.

13.6	Agreement affects all loans, account balances and other assets

The Borrower’s obligations under this Agreement shall apply in respect of all loans, account balances or other assets owned or held in whatever manner by the Borrower at present or in future against or with the Lenders. Thus the Lenders shall be entitled to utilise all or part of such loans, account balances or other assets by way of set-off or any other transaction described below in order to redeem any debts due for payment that the
Borrower fails to discharge. To this end, such loans, account balances or other assets shall be deemed mature, convertible and liable to liquidation from the moment that the
Borrower fails to make any due payment hereunder.

	13.6.1	Appropriation of liquid assets and conversion of currencies. The entitlement envisaged in Clause 13.6 shall be directly applicable to loans, account balances and liquid or easily realisable assets even where these are not denominated in euros, in which case the Lender shall be entitled to convert them accordingly at the current exchange rates.

	13.6.2	Expropriation of assets and conversion of currencies. The Lender shall be entitled to dispose at the best obtainable price of loans, account balances or illiquid assets for the account and at the risk of the Borrower and subsequently to carry out the transactions described in Clause 13.5 in respect of the net sale proceeds, including where necessary the conversion of currencies.

	13.6.3	Restitution of excess funds received, without prejudice to other relationships. If, as a result of the transactions envisaged in this Clause 13.6, it should occur that a Lender receives an amount in excess of his claims against the Borrower under this Agreement, said Lender shall be obliged to return the excess amount immediately to the Borrower, unless some other course of action be appropriate in light of other relationships between the Lender and the Borrower that are not governed by this Agreement.

14. LOAN ACCOUNTS

14.1	Operating Account

All income to be received by the Borrower for whatever reason shall without fail be paid into the Operating Account, including (i) amounts paid out by REPSOL by way of dividends or distributions in lieu of dividends, (ii) amounts received by way of return of capital contributions in the event of a REPSOL capital decrease, (iii) amounts received by the Borrower from SyV by way of Subordinate Debt or as subscriptions to a capital increase, and (iv) amounts to be received by the Borrower under the terms of the Interest
Rate Hedging Agreement .

14.2	Agent’s account

The Agent shall open and maintain a global Loan account in which records shall be kept of all incoming and outgoing payments made under this Agreement such that the balance on this account shall represent the amount owed by the Borrower at any given time.
Accordingly, the Agent shall make the following entries as required:

(i) DEBIT SIDE: amounts placed at the Borrower’s disposal in the form of the
Loan principal, plus interest, fees, additional costs and any other sums owed under this Agreement and awaiting repayment by the Borrower (the relevant entries for outstanding amounts accruing may relate to daily sums or may be grouped by period); and

(ii) CREDIT SIDE: payments received by the Agent from the Borrower on behalf of the Lenders for the purpose of settling or repaying obligations arising hereunder.

14.3	Account for each Lender

Each Lender shall be entitled to open and maintain a special Loan account to which it shall debit its participation in the Loan amount and its share of the interest, fees, costs, late-payment interest, additional expenses and other amounts due from the Borrower.
Each Lender shall credit said account with all amounts received from the Borrower, whether via the Agent or not, such that the balance on the account shall represent the amount owed by the Borrower to each Lender at any given time.

14.4	Carrying accounts forward in the event of assignment

In the event of assignment in accordance with the provisions of Clause 19 below, the assignor shall partly or totally cancel the aforementioned account and the assignee shall open a corresponding account of its own.

15. DECLARATIONS AND ASSURANCES BY THE BORROWER

15.1	Declarations and assurances: essential character for the Lenders

The Borrower hereby confirms and assures the accuracy of the facts, forms of conduct and results described in this Clause and acknowledges that said declarations and assurances constitute an essential precondition for the execution and continuation of this
Agreement by the Lenders.

15.1.1	The Borrower’s constitution and legal capacity. The Borrower is a validly constituted Spanish company with full legal capacity and full capacity to pursue its company purpose and, in particular, to execute and comply with the Financing Documents.

15.1.2	Authorisations. The Borrower has adopted all the resolutions and obtained all the administrative or other authorisations required by the relevant legislation in order to execute and comply with the Financing Documents.

15.1.3	Compliance with the relevant legislation. The Borrower complies with all legislation applicable to it and, in particular, is up to date in discharging its obligations with regard to taxation, labour law, social security and environmental protection.

15.1.4	No legal infringement. Signing the Financing Documents and complying with the agreements contained therein does not violate any legislation applicable to the Borrower or to any of its activities (including the REPSOL Shares), nor does it constitute a failure to comply with any judicial, administrative or other decision applicable to the Borrower or to any of its activities.

15.1.5	No breach of contract. Signing the Financing Documents and complying with the agreements contained therein does not cause any other agreement to which the Borrower is party to be terminated early or to expire prematurely.

15.1.6	No reasons for early expiry. None of the reasons justifying early expiry stipulated in Clause 17 of this Agreement has occurred.

15.1.7	No litigation or judicial proceedings. No litigation or judicial proceedings of any kind or arbitration proceedings exist or, to the Borrower’s best knowledge, are planned against the Borrower or any of its activities which, in the event of an adverse outcome, would be liable to produce a Substantial Adverse Change.

15.1.8	No bankruptcy or insolvency. The Borrower has not applied for bankruptcy or protection from creditors, nor does the Borrower have creditors with claims that are due for payment and enforceable who have petitioned or will petition the courts to adjudicate the Borrower bankrupt or insolvent.

15.1.9	No charges or liens. The assets of the Borrower are free of charges and liens except for those created under the Guarantee Agreement.

15.1.10	No financial agreements. The Borrower has not entered into any still valid financial debt relationship with other credit institutions (except for the Bridge Loans) or any leasing or factoring contract or other contract for the provision of commercial loans.

15.1.11	No personal guarantees. The Borrower has not issued guarantees or furnished sureties or any other form of personal undertaking in favour of third parties.

15.1.12	Accuracy of annual accounts. The Borrower’s annual accounts and all other financial statements and information concerning the Borrower provided to the Lenders present a true and fair view of the Borrower’s assets, financial situation and business results in accordance with the law and with accounting principles that are generally accepted in Spain and uniformly applied.

This declaration shall take effect in respect of the annual accounts for the 2007 financial year.

	15.1.13	Veracity of the information provided. All information furnished by the Borrower to the Lenders is correct in all substantial aspects and no facts or omissions exist which undermine said information. The Borrower has informed the Lenders in writing of all facts of which it might reasonably be expected to be aware and which it might reasonably be expected to communicate to the Lenders in the context of the Financing Documents.

15.2	Meaning of the phrase “to the Borrower’s best knowledge”

Certain declarations and assurances made in Clause 15.1 are qualified by the phrase “to the Borrower’s best knowledge”. This phrase shall apply solely to the sentence in which it appears and refers not only to the what the Borrower actually does know but also to what the Borrower should or could be expected to know after conducting the sort of analysis and investigations that an efficient and diligent company active in this sector might objectively be expected to conduct.

15.3	Perennial character of declarations and assurances

The declarations and assurances given in this Clause shall be deemed reiterated as at the start date of each Interest Period and referred to at that time.

16.	OBLIGATIONS

16.1	Duty of information

The Borrower hereby recognises and agrees that this Agreement and its continuation shall be conditional upon the provision to the Lenders of all information concerning the situation and evolution of the Borrower and SyV.

	16.1.1	Provision of annual economic information. The Borrower undertakes to furnish the Agent with the Borrower’s individual annual accounts and management reports relating to each financial year, duly drawn up and approved by its general meeting, together with the Borrower’s audit report within six (6) months of the cut-off date for the previous accounting period.

	16.1.2	Notification of relevant facts or circumstances. The Borrower undertakes to notify the Agent in writing and within a reasonable delay of any of the following facts or circumstances as soon as they occur:

(i) Non-compliance with declarations and assurances. Any instance of non- compliance with the declarations and assurances given in Clause 15.

(ii) Legal action. The instigation, settlement or conclusion of any lawsuit, arbitration or proceeding of relevance due to its nature or scope.

(iii) Causes of early expiry. Any fact that might constitute grounds for early termination or expiry of this Agreement.

(iv) Relevant facts. Any fact of relevance to the business performance or expectations of the Borrower or SyV or which might produce a
Substantial Adverse Change in the Borrower or SyV.

16.1.3	Information provided in as many copies as there are Lenders. Any document that the Borrower is obliged to provide to the Agent in accordance with this
Clause 16.1 shall be provided in as many copies as there are Lenders, except where original documents are scanned into electronic format and sent by electronic mail.

16.1.4	General information requirements. The Borrower shall accede to all reasonable requests for information made by the Agent with regard to fulfilment of the obligations hereunder.

16.1.5	Information requirements for client identification (“know your customer”). If any binding regulation is adopted or any modification made in its interpretation or application after the date of this Agreement or if changes to the legal status of the Borrower or SyV after the date of this Agreement should oblige the Agent or any Lender to comply with client identification procedures (“know your customer”), the Borrower shall provide any documentation reasonably demanded of it by the Agent (acting for itself or on behalf of one or more
Lenders) or by any Lender in order to facilitate compliance with such client identification procedures.

16.1.6	If, as a result of a proposal by one Lender to assign or transfer any of its rights and obligations hereunder to a third party which is not a Lender, said third party is obliged to comply with client identification procedures (“know your customer”), the Borrower shall provide any documentation reasonably demanded of it by the Agent (acting for itself or on behalf of the potential new
Lender) or by the potential new Lender in order to facilitate compliance with such client identification procedures.

16.2	Obligations with regard to accounting, annual accounts and auditing

The Borrower shall assume the obligations stipulated in this Clause with regard to accounting and auditing.

	16.2.1	Retention of accounting period. The Borrower shall not change the start and end dates of its accounting period as stated in its articles of association without prior express approval from the Majority of the Lenders.

	16.2.2	Accounting consistency and no alteration of accounting principles and criteria. The Borrower shall continue to draw up its accounts in conformity with the law without altering the accounting principles and criteria applied in the past, unless required to do so by law.

	16.2.3	Presentation and approval of annual accounts. The Borrower shall draw up its annual accounts and submit them for approval to the general meeting in accordance with the relevant legislation.

	16.2.4	Audit by internationally reputed audit firm. The Borrower shall arrange for its individual annual accounts to be verified by an internationally renowned audit firm.

	16.2.5	Audit report, access to auditors in the event of delay. The auditors’ report on the Borrower’s annual accounts shall be made available to the Agent in its original copy within the deadline set out in Clause 16.1.1. Failing this, the Agent shall be entitled to consult the Borrower’s auditor as to the reasons for the delay and the likely final content of the audit report.

16.3	Obligations with regard to business activities

The Borrower undertakes to subject its business activities to the obligations and restrictions stipulated in this Clause.

	16.3.1	Limitation of business activities. The Borrower undertakes to limit its business activities to the holding and management of REPSOL Shares.

	16.3.2	Retention of the REPSOL Shares. The Borrower undertakes to retain the REPSOL Shares and to refrain from disposing of them in any way, whether in full or in part, and from creating charges, liens or pledges of any kind on some or all of the REPSOL Shares held by the Borrower at any given moment, unless the Majority of the Lenders give their prior consent and the sale price of the REPSOL Shares is fully applied to the early repayment of the Loan in accordance with Clause 5.3. This obligation shall not apply to the pledge guarantees in favour of the Lenders made under the terms of the Guarantee Agreement.

	16.3.3	Mandatory link between the Operating Account and the Securities Account. The Borrower undertakes to retain at all times the Operating Account as cash account linked with the Securities Account for all legal purposes.

	16.3.4	Ban on investment. The Borrower undertakes to refrain from making new investments, excluding the possible acquisition of further REPSOL Shares and providing the Value-to-Loan Ratio has been above 1.15x on the two most recent Measurement Dates.

	16.3.5	Compliance with relevant legislation. The Borrower undertakes to comply in all instances with the relevant civil, commercial, administrative, tax and labour legislation and any other type of applicable law.

	16.3.6	Proper, diligent management and dealing at arm’s length. The Borrower undertakes to manage its affairs diligently and properly and to conduct all business dealings at arm’s length.

16.4	Corporate and constitutional obligations

	16.4.1	Constitutional modifications. The Borrower undertakes to ensure that the following matters are not resolved at its general meetings:

		(i)	any modification of the company purpose of the Borrower; or

		(ii)	any modification of the articles of association of the Borrower that might be prejudicial to this Agreement or to any of the Financing Documents; or

		(iii)	any merger, reorganisation, spin-off, addition of a business arm, share exchange, liquidation or any other operation analogous to a corporate restructuring of the Borrower; or

		(iv)	any reduction of its capital (unless so required by the relevant legislation); or

		(v)	any distribution of dividends, amounts in lieu of dividends or any other pay-out of its capital in favour of SyV.

The undertakings made by the Borrower in this Clause constitute obligations of abstinence from the specified results. If any of the specified results does occur, this shall be deemed breach of contract even if the legal authority to decide on such matters does not lie with the board of directors of the Borrower.

	16.4.2	Voting rights. The Borrower undertakes to exercise its voting rights in the corporate bodies of REPSOL in a manner conducive to the achievement of the Borrower’s business plans as submitted to the Lenders and appended hereto as Annex 16.4.2.

16.5	Financial obligations

16.5.1	Use of the Loan for the agreed purpose. The Borrower undertakes to use all amounts drawn down against the Loan for the purposes set out in Clause 2.3 above.

16.5.2	Maintenance of the Lender’s credit rankings. The Borrower undertakes to maintain the credit rights conferred on the Lenders under this Agreement in their current ranking and uphold their preferential rights vis-à-vis those of other creditors, present and future, of the Borrower.

16.5.3	Cancellation of Bridge Loans and Derivatives. The Borrower undertakes to cancel in full the Bridge Loans and Derivatives as of the respective dates on which it draws down the Loan, in accordance with Clause 4.3 above.

16.5.4	Further financial indebtedness. The Borrower undertakes to refrain from entering into new credit facilities, loans or other forms of financing excluding the financing that SyV may provide via Subordinated Debt.

16.5.5	Issue of guarantees. The Borrower undertakes to refrain from issuing tangible or personal guarantees by way of underwriting its own obligations, except those given under the Guarantee Agreement.

16.5.6	Financing of third parties. The Borrower undertakes to refrain from granting credit facilities, loans or other forms of financing and from issuing guarantees in favour of third parties.

16.5.7	Receipt of dividends on REPSOL Shares. The Borrower undertakes to ensure that all dividends paid out by REPSOL as of the date of this Agreement shall be credited to the Operating Account.

16.5.8	Payments of Subordinated Debt. The Borrower undertakes to refrain from repaying the principal of the Subordinated Debt nor to pay any amount to SyV by way of interest or charges thereon until such time as full repayment has been made under this Agreement.

By way of exception, this shall not apply to the Subordinated Debt provided by SyV in accordance with Clause 18.4 of the Guarantee Agreement, which shall be repaid out of the dividends paid out on the REPSOL Shares for the 2006 financial year and received by the Borrower.

16.5.9	Interest Rate Hedging Agreements. The Borrower undertakes to enter into interest rate hedging derivative transactions within the framework of the Interest Rate Hedging Agreements at arm’s length and within two (2) months of the date of this Agreement in a notional amount equal to sixty-six per cent (66%) of the total Loan amount and over a term equal to that of this Agreement.

16.5.10	Certification. The Borrower undertakes to furnish the Agent with a certificate of ownership establishing the ownership of (i) listed shares free of all charge and lien in favour of SyV, (ii) in an amount equal to or greater than that stipulated in Clause 11 of the Guarantee Agreement, and (iii) subject to the obligation to contribute assumed by SyV under the terms of Clause 11 of the Guarantee Agreement.

16.5.11	Operating Account. The Borrower undertakes to refrain from utilising the balance on the Operating Account except to pay fees incurred in the arrangement of this Agreement and (i) to pay interest on the Loan, (ii) to pay costs arising in connection with this Agreement, and (iii) the payment of common operating expenses for an annual amount not to exceed fifty thousand euros (€50,000), and (iv) to acquire REPSOL Shares and to comply with the requirements set out in Clause 16.3.4 above.

16.5.12	Fiscal consolidation. The Borrower undertakes to consolidate with SyV for tax purposes.

	16.5.13	Guarantees in respect of EIFFAGE shares. To the extent that the EIFFAGE shares are Eligible Shares, the Borrower undertakes to hold them in the French
Securities Account and to obtain the following documents within two (2)
months of the date of this Agreement and on terms satisfactory to the Majority of the Lenders: (i) a tangible guarantee in respect of shares listed on official
French secondary markets and subject to French law, and (ii) a legal opinion issued by a reputable Law Firm designated by the Agent, on the legal validity and efficacy of the pledge under French Law and the enforceability of this in
French jurisdiction, among other possibilities. Neither the tangible guarantee nor the legal opinion may foresee the possibility that the guarantee will executed voluntarily in accordance with other foreign law.

16.6	Obligations to comply with financial ratios

The Borrower hereby recognises and agrees that the execution and continuation of this
Agreement by the Lenders depends on the Borrower’s ability to remain financially solvent.

	16.6.1	Ratio to be fulfilled by the Borrower; non-compliance. The Borrower undertakes to satisfy the financial ratio laid down in this Clause 16.6. Failure to comply with this financial ratio and not corrected in time and as laid down in
Clause 17.2.5, even where the Borrower is not at fault, shall be deemed grounds justifying early expiry of this Agreement.

	16.6.2	Value-to-Loan Ratio. The Borrower undertakes to ensure that the Value-to-Loan
Ratio is equal to or greater than (i) 105% on each Measurement Date during the first twenty-four (24) months of the date of this Agreement, and (ii) 115% on each Measurement Date thereinafter up to the Final Maturity Date, when it must be at least 1.23x.

	16.6.3	Procedure for determining the Value-to-Loan Ratio. The Value-to-Loan Ratio shall be determined according to the following rules:

(i) The Value-to-Loan Ratio shall be determined by the Agent on each
Measurement Date.

The foregoing notwithstanding, the Agent shall monitor the Value-to-Loan
Ratio on a daily basis in order to determine which Measurement Date will be applicable for the calculation of the Value-to-Loan Ratio.

(ii) The Agent shall inform the Borrower and the Lenders of the Value-to-Loan
Ratio before 10 a.m. on the Measurement Date for the appropriate purposes, stating the parameters used in the calculation.

(iii) By way of exception, if on a given Measurement Date the Agent is unable to determine the Value-to-Loan Ratio because it is unable to calculate the
Market Value of the REPSOL Shares or the Market Value of the Eligible
Shares, the Agent shall attempt on the two Business Days immediately after the Measurement Date in question to carry out new measurements until it is possible to determine the Value-to-Loan Ratio. If three (3)

Business Days have elapsed since the Measurement Date in question and it has still not been possible to ascertain the Value-to-Loan Ratio, the Borrower shall be deemed to have committed an action justifying early expiry for failure to comply with the present Clause.

17. EARLY EXPIRY

17.1	General Principle: early expiry due to breach by the Borrower, a weakening of the
Borrower’s solvency, or a change in the economic bases on which the agreement was made.

The Borrower acknowledges and accepts that it may lose the benefit of the time period if it fails to meet its obligations, its solvency is substantially weakened, or the economic bases on which the Lenders agreed to enter into this agreement have changed. In any case, it shall be understood that the economic bases of this agreement have been changed in the event that any of the situations described in Clause 17.3 should occur.

17.2	Early expiry due to a breach of obligations

The Lenders may declare the early expiry of this agreement and require the early repayment of all payment obligations, with interest and other amounts that have accrued and are assumed by the Borrower, in the event that any of the grounds for early expiry described in this Clause 17.2 should arise, even if the Borrower has not breached its payment obligations under this agreement, or if in the breach of any obligation there has not been any fraud or fault by the Borrower, or if the Guarantees that have been furnished to ensure performance of this agreement are maintained.

	17.2.1	Breach of the duty to apply the loan as allocated. The Borrower’s breach of its obligation to apply the amounts held and charged to the Loan for the purposes set forth in Clause 2.3.

	17.2.2	Breach of payment obligations. The Borrower’s breach of any payment obligation as regards the principal, interest, fees or any other type, by the expiry date or deadline, this being understood to be agreed particularly pursuant to
Article 693.2 of the Civil Procedure Law. As an exception, the Borrower may cure said breach within a period of five (5) business days provided that the non-
payment was due solely to an administrative problem.

	17.2.3	Breach of the rules for mandatory early repayment. The Borrower’s breach of its obligations to make early repayment of the loan pursuant to Clause 5.

	17.2.4	Breach of duty to retain REPSOL shares. The Borrower’s breach of its obligation to retain control of the REPSOL shares and to refrain from using said shares except as set forth in Clause 16.3.2.

17.2.5	Breach of Value-to-Loan Ratio. The Borrower’s breach of its obligation to maintain the Value-to-Loan Ratio in accordance with the provisions of Clause 16.6, for three (3) consecutive business days.

SyV must restore the Value-to-Loan Ratio by furnishing the Guarantees that are required under Clause 11 of the Guarantee Agreement, and by the last of the three (3) business days referred to in the previous paragraph.

The ratio of the first business day on which the Value-to-Loan Ratio was breached shall be used for the purposes of determining the Value-to-Loan Ratio differential that is necessary for compliance with said ratio, and therefore the amount of the Guarantees to be furnished in order to re-establish the Value-to- Loan Ratio.

If, having furnished the Guarantees required under Clause 11 of the Guarantee Agreement for restoring the Value-to-Loan Ratio such that the contribution limits set forth in Clause 11.4 of said agreement have been met, the Value-to- Loan Ratio has not been restored, SyV may restore the Value-to-Loan Ratio prior to early expiry being declared or this agreement being terminated in accordance with the provisions of Clause 17, by means of:

purchase and pledge by SyV or by the Borrower of new REPSOL shares or other listed shares that have a level of liquidity that is satisfactory to the Lenders;

contribution of new funds in the form of Subordinated Debt that will be applied in order to reduce the outstanding balance of the Loan;

presentation at first request of a bank guarantee by an entity that has earned a credit rating that is greater than or equal to an A+ rating according to
Standard & Poors; or

presentation of any other guarantee that is satisfactory to the Majority of the
Lenders.

17.2.6	A breach of other the Borrower obligations that is not cured. The Borrower’s breach of any other obligations pursuant to this Agreement whenever said breach is not cured within a period of fifteen (15) days from the date on which the breach occurred.

17.3	Early expiry due to a weakening of the Borrower’s solvency or a change in amounts budgeted or economic conditions pursuant to this Agreement.

The Lenders may declare the early expiry of this Agreement and require the early repayment of all of the payment obligations, with interest and other amounts that have accrued and are assumed by the Borrower in the event that any of the grounds for early expiry that are described in this Clause 17.3 should occur, since this will affect the
Borrower’s ability to meet its short-term, medium-term and long-term obligations, or will result in a change in the amounts budgeted or economic conditions relating to the
Borrower and/or to SyV and causing the Lenders to enter into this Agreement.

Accordingly, the existence of any of the grounds for early expiry shall be sufficient, even if the Borrower has not breached any obligation pursuant to this Agreement, or if in breaching any obligation there has been no fraud or culpability by the Borrower, or if the Guarantees furnished to ensure performance of this Agreement are maintained.

17.3.1	Bankruptcy proceedings or insolvency. If the Borrower, SyV or a Relevant Affiliate of the SyV group applies for or is declared to be in legal bankruptcy status or insolvent, or is the subject of any bankruptcy settlement, intervention or proceeding, or enters into any debt renegotiation or creditor arrangement agreement.

17.3.2	Cross-default. If any financial debt is incurred with any third party by (i) the Borrower or (ii) SyV or any Relevant Affiliate of the SyV group, in this case for a single amount greater than one million euros (€1,000,000) that is unpaid on its expiry date or was declared to be expired early, in either case, as a result of a breach.

If any of the Interest Rate Hedging Agreements are declared to have expired early as a result of the default.

If any commercial debt is incurred with any third party by (i) the Borrower or (ii) any Relevant Affiliate of the SyV group, in the latter case for a single amount of greater than fifty million euros (€50,000,000) that is unpaid on its expiry date or is declared to have expired early, in either case as a result of default. Any debt arising from an adverse ruling in respect of a lawsuit over the termination of the management concession agreement, to which the Colombian company “Magdalena Medio, S.A.” is a Party, and which is pending a firm resolution on the date of this Agreement, shall be excluded from this paragraph

17.3.3	Foreclosure or attachment of assets. If any judicial, out-of-court, or administrative actions are brought forth against (i) the Borrower or (ii) SyV or any Relevant Affiliate of the SyV group, in the latter case for a single amount greater than one million euros (€1,000,000) (if involving financial debt) or fifty million euros (€50,000,000) (if involving non-financial debt), and that carries with it a foreclosure or attachment of assets of the Borrower or the SyV Group. Any debt arising from an adverse ruling in respect of the lawsuit over the termination of the management concession agreement to which the Colombian company “Magdalena Medio, S.A.” is a Party, and which is pending a firm resolution on the date of this Agreement, shall be excluded from this paragraph.

17.3.4	Termination of business or activity. If the Borrower terminates its business or activities.

17.3.5	Corporate modifications. If the Borrower approves and carries out any merger, transformation or spin-off, adds an area of business activity, conducts a securities swap, or if the Borrower is involved in any other similar restructuring operation.

17.3.6	Revocation or non-renewal of licences or authorisations. If the licences, permits or authorisations that allow the Borrower to carry out its activities or to maintain its assets in accordance with the Law are revoked, not renewed or not granted.

17.3.7	Prejudice or non-validity of Guarantees. If the Borrower or SyV do not furnish the Guarantees that are required under this Agreement or under the Guarantee Agreement, or if the Guarantees that are furnished, whether by its own acts or otherwise, should diminish in value, disappear, or turn out to be invalid, regardless of whether they can be replaced by others or not. In particular, the Guarantees shall in any case be adversely affected if the Borrower’s property on the shares is declared to be legally terminated, resolved or invalid based on a firm ruling, as well as is SyV fails to fulfil the obligations it assumes under the Guarantee Agreement.

17.3.8	Obligations arising from the Loan cannot be met. If the obligations of this Agreement become or are declared non-existent, invalid or ineffective.

17.3.9	Draw-downs of the Borrower’s participations. If SyV makes full or partial use of all or part of the Borrower’s participations.

17.3.10	Substantial Adverse Change. If any Substantial Adverse Change occurs.

17.3.11	False statement or serious inaccuracy in Declarations and Guarantees. If there are any false statements or serious inaccuracies in the information provided or in the declarations made by the Borrower pursuant to this Agreement.

17.3.12	Rejection of auditor’s opinion, negative opinion or essential qualifications. If the Borrower’s accounts auditor does not issue or rejects its report or auditor’s opinion, or issues a negative report or opinion or one with essential qualifications.

17.3.13	REPSOL ceases to be quoted on the stock exchange. If REPSOL shares under any circumstances fail to be accepted for quotation on any of the Spanish stock exchanges and/or under the Stock Interlink System (SIBE).

17.4	Lender alternatives

In the event that any of the grounds for early expiry described in Clauses 17.1 and 17.2 should occur, the Lenders are hereby authorised to choose among the following options: (i) declaring the early expiry of all of the obligations assumed by the Borrower, (ii) terminating this Agreement, or (iii) maintaining this Agreement valid and, if applicable, requiring the specific performance of the breached obligations.

The option of maintaining this Agreement shall in no way limit the ability of the Lenders to subsequently declare the early termination or expiry of same In the event that the grounds for the early expiry should persist or any other cause thereof should arise.

17.5	Termination by decision of the Majority of the Lenders: binding nature

The declaration of early termination or expiry of this Agreement shall be decided by the Majority of the Lenders and shall be binding on those Lenders who are absent, abstain, or disagree.

17.6	Individual termination without concurrence by the Majority of the Lenders

The individual right of each of the Lenders to request early termination or expiry of this Agreement in the part corresponding to it and to exercise said termination is hereby safeguarded if the Majority of the Lenders have not agreed to declare the early termination or expiry of this Agreement within a period of at most fifteen (15) business days starting from (i) the date of receipt by the Agent of the request by any of the Lenders to form said Majority of Lenders, or, if no such request has been made, (ii) the date on which the Agent notified the Lenders of the existence of grounds for early expiry.

17.7	Procedure regarding the Borrower

	17.7.1	Notification of the Borrower. When the Majority of the Lenders have agreed to declare the early termination or expiry of this Agreement, the Agent shall notify the Borrower of said decision.

	17.7.2	Deadline for payment. Under this Agreement, the Borrower shall be obligated to pay all of the amounts owed regardless of type (principal, interests, fees, expenses or of any other type) within a period of one (1) business day starting from the date of the notification that the Agent gives for said purposes.

	17.7.3	Taking legal actions. Once said deadline has passed, if the Borrower has not complied with its obligation to pay all of the amounts owed, the agent shall file the corresponding lawsuit for which purpose the Agent shall act as the Lenders ’ representative.

In the event that the Agent does not file the corresponding lawsuit, after ten (10) days have passed from the end of the deadline of one (1) business day established in Clause 17.7.2 above, each of the Lenders may individually take the corresponding legal actions against the Borrower in order to sue for the amounts that correspond to them.

All of the Lenders agree to grant the Agent any and all powers of attorney that the Civil Procedure Law and other applicable laws require so that the Agent may act on their behalf in the legal proceedings that are brought forth pursuant to this Clause 17.7.

17.8	Accrual of late-payment interest

The deadlines listed in Clause 17, both for curing the grounds for early expiry that occur so that the Lenders may exercise their rights under this Agreement shall in any case be understood, notwithstanding the Borrower’s duty to pay the Lenders late-payment interest, from the date any payment obligation was breached, or from the date on which the Majority of the Lenders have declared the early termination or expiry of this Agreement if this had not occurred as a result of a breach of payment obligations that are provided for in this Agreement.

18.	AGENCY

18.1	Appointing the Agent

All of the Lenders appoint BANCO SANTANDER CENTRAL HISPANO, S.A. as Agent, and said entity expressly accepts said appointment.

18.2	Contents of the power of attorney

The Agent’s position as the Lenders’ representative is hereby established under the terms of this Clause 18.2.

	18.2.1	Power of attorney. All of the Lenders grant power of attorney to the Agent so that on behalf of the Lenders it may exercise all of the rights and powers that the figure of the Agent is granted in this Agreement.

In its position as representative, the Agent must abide by the provisions of this Agreement and by any and all instructions that have been approved by the Majority of the Lenders (including refraining from exercising any right, power or duty that pertains to the Agent pursuant to this Agreement).

In matters in respect of which this Agreement does not make provision, the Agent must request instructions, and whenever it is impossible to consult with the Lenders due to the urgency of the case, the Agent shall do whatever prudence advises and is in the best interest of all of the Lenders pursuant to Article 255 of the Commercial Code.

	18.2.2	Power of attorney. All of the Lenders grant the Agent power of attorney to notify the Borrower of any decisions or instructions that are approved by the Majority of the Lenders and to issue the bank certificate of the Borrower’s balance due under this Agreement (referred to in Clause 20.1.1), for the purpose of performance of this Agreement.

The Agent does not have the power to represent the Lenders beyond the express provisions of this Agreement, nor is it the Lender’s trustee.

	18.2.3	Payments made to the Agent shall release the Borrower. As a result of the power of attorney granted to the Agent, payments of any nature that arise from this Agreement must be made by the Borrower to the Agent and shall have the effect of fully releasing the Borrower as if said payments had been received in the corresponding proportion by the Lenders.

	18.2.4	Full force and effect of notices given to the Agent. As a result of the power of attorney granted to the Agent, any notification between the Borrower and the Lenders must be given through the Agent and any notification given to the Agent or received by it shall have the same force and effect as if it had been given to the Lenders or received by them.

18.3	The Agent’s responsibility toward the Lenders

The Agent’s responsibility as legal representative is hereby established under the terms of this Clause 18.3.

	18.3.1	Absence of responsibility for the successful completion of the Loan. The Agent assumes no responsibility toward the Lenders for the validity, enforceability or performance of this Agreement nor of any other agreement that is related to or consolidated with this Agreement.

	18.3.2	Absence of responsibility for carrying out instructions. The Agent shall not be held responsible provided it follows the instructions approved by the Majority of the Lenders, pursuant to Article 254 of the Commercial Code.

	18.3.3	Responsibility arising from fraud or gross negligence. The Agent assumes no responsibility other than that which could arise from fraud or gross negligence in its performance.

	18.3.4	Duty to give notice without the obligation to verify. The Agent’s duty to give notice shall not extend beyond informing each Lender of any document related to the Loan that it has received, and of any notification or notice that may be grounds for early expiry of this Agreement that it has received. The Agent is not obligated to verify the truth or veracity of any information that is received or the performance of this Agreement by any of the Parties thereto.

	18.3.5	Absence of responsibility toward the Lenders of the Agent’s managers, executives or employees. The Lenders agree not to bring any legal claim against any of the Agent’s managers, advisors, executives or employees relating to the Agent’s duties under this Agreement unless said claims are the result of fraudulent or grossly negligent conduct on the part of the Agent’s managers, advisors, executives or employees toward the Lenders.

18.4	Reimbursement of Agent for expenses

The Lenders shall immediately reimburse the Agent pro-rated to their participation in the Loan for any expense incurred by the Agent as a result of this Agreement in the common interest of the Lenders, and regardless of whether the result of the action or measure taken that gave rise to the expense was favourable or adverse. The Agent shall, under all circumstances, be authorised to deduct the amount of said expenses from the amounts to be paid to the Lenders.

18.5	Agent’s resignation

	18.5.1	Free resignation. The Agent may freely resign from its position by means of written notice to the other credit institutions and to the Borrower although its resignation will only become effective as of the date on which the new entity is appointed as Agent and accepts.

	18.5.2	Appointment of a new Agent by the Majority of the Lenders. In the event of a resignation, the new Agent shall be appointed by a Majority of the Lenders.

All of the Lenders give their consent and approval to any Agent that is appointed by agreement of the Majority of the Lenders in the future and they ratify the power of attorney and agency granted under Clause 18.

	18.5.3	Appointment of a new replacement Agent by the outgoing Agent. If within thirty (30) days of the Agent’s giving notice of its resignation, the Majority of the Lenders have not appointed a new Agent or the Agent appointed has not accepted the position, the Agent itself shall name a replacement from among the Lenders.

	18.5.4	Prior consultation with the Borrower. The Borrower must be consulted in advance regarding the appointment of the new Agent both in the case in which the Majority of the Lenders agree on the Agent and in the event that the new Agent is designated by the outgoing Agent.

	18.5.5	Resignation and appointment in a notarial instrument. The Agent’s resignation and the appointment of the new Agent must be recorded in a notarial instrument.

	18.5.6	Same terms in the new Agent’s power of attorney. The new Agent shall be invested with the same rights, powers and duties as the outgoing Agent.

	18.5.7	No repercussion of expenses on the Borrower. The Borrower shall not be liable for any expenses caused by the resignation or appointment of an Agent.

18.6	Revocation of an Agent

	18.6.1	Grounds and requirements for an Agent’s revocation. The Majority of the Lenders may agree to the revocation of the Agent’s appointment due to a serious breach or because of repeated differences with the rest of the Lenders provided that they simultaneously appoint another Agent from among the Lenders and said Agent accepts the position.

	18.6.2	Transfer to the replacement Agent due to a resignation. The appointment and powers of the new Agent in the event of a revocation shall be, mutatis mutandi, those which are indicated in Clauses 18.5.2 and 18.5.4 through 18.5.7.

19.	ASSIGNMENT

19.1	The Borrower is barred from assignment

The Borrower may not assign, substitute or subrogate to a third party its rights and obligations nor transfer its rights arising from this Agreement without the unanimous consent of all of the Lenders.

19.2	Assignment by the Lenders

Each Lender may form liens on its rights arising from this Agreement or assign its legal position under this Agreement in whole or in part by subrogating to a third party its rights and obligations which shall be valid toward both the Borrower and the other Lenders provided that it complies with the requirements set forth in this Clause 19.2. The Borrower gives its express consent to any and all assignments that comply with said requirements.

	19.2.1	Assignment coinciding with an Interest Period. The assignment shall only take effect on a date that coincides with the end of an Interest Period.

	19.2.2	Possible assignees. The assignee must be a Qualified Lender.

	19.2.3	Assignment recorded in a notarial instrument. The assignment must be recorded in a notarial instrument.

	19.2.4	No greater burden upon the Borrower. The assignment may not generate greater burden upon the Borrower.

	19.2.5	Prior notification to the Agent by the assignor. The Agent must be given prior notice of the assignment so that it may notify the Borrower in regard to the name of the assignee, the amount of the assignment and a certification that all of the conditions indicated in Clause 19.2 have been met.

	19.2.6	Minimum amount of each assignment. The minimum amount of each assignment shall be FIVE MILLION EUROS (5,000,000) unless the assigning Lender wishes to assign its entire participation in the Loan and provided said amount is less than the minimum amount. In this case, the assignment shall be made for the amount of the assigning Lender’s participation.

20.	PERFORMANCE OF THE LOAN

20.1	Determining the settlement amount

In the event that the Lenders decide to make use of the ordinary executive procedure under Article 517 et seq. of Civil Procedure Law 1/2000, dated 7 January, it is hereby agreed for the purposes of the provisions of Articles 572 and 573 of said Law, that the amount due in the event that this Agreement or its Guarantees are executed shall be that which results from the settlement determined by the Agent on the basis of the account indicated in Clause 14.2.

20.1.1	Settlement by the Agent. In order to take the executive action, the presentation of this notarised Agreement shall suffice if it is accompanied by: (i) certification issued by the Agent on behalf of the Lenders showing that the outstanding balance coincides with what is listed on the account indicated in Clause 14.2 and that the settlement of the debt has been carried out in the manner that was agreed upon by the Parties to this Agreement, said certification or certifications being incorporated into a notarial instrument or drawn up by a notary, and (ii) the document that certifies that the Borrower has been notified of the amount due.

20.1.2	The Agent’s determination of the amount shall prevail. Once the Agent has settled the account pursuant to Clause 14.2 with respect to the entire amount of the financing that is the subject of this Agreement or of its Guarantees, the Lenders may not submit individual settlements on the basis of the accounts indicated in Clause 14.3.

20.1.3	Individual determination of the amount by a Lender. Provided that the Agent has not completed the settlement of the account indicated in Clause 14.2, if any Lender individually and legally performs said financing or its guarantees with regard to its participation, it is hereby agreed that the amount due shall be that which results from the settlement made by the performing Lender based on the respective account indicated in Clause 14.3. Once said individual settlement has been made, any settlement of the account indicated in Clause 14.2 that the Agent may subsequently make shall not include the amount corresponding to the Lender or Lenders that have individually performed them.

20.1.4	Total or partial settlement without waiver. The settlements indicated in Clauses 20.1.1 and 20.1.3 may include some or all of the types but this does not imply any waiver whatsoever, in particular as regards expenses and amounts owed pursuant to Clauses 7.2.2, 10, 11, and 12.

20.1.5	Interest or floating parities. For the purposes indicated in Article 574 of the Civil Procedure Law, the calculation of interest or floating parities shall be made pursuant to the provisions of Clause 7.

20.1.6	The Borrower’s opposition. The Borrower may not disagree or question the settlements or calculations made by the Agent or by any Lender that exercises its rights individually pursuant to Clauses 20.1.1 and 20.1.3, respectively, except on the grounds set forth in Article 557 of the Civil Procedure Law.

In the event that the executive procedure also carries with it the fulfilment of a pledge or real estate guarantee, the Borrower may only object on the grounds set forth in Article 695 of the Civil Procedure Law.

20.1.7	Settlement expenses. Any and all expenses and taxes that arise as a result of the notarial instrument or the notary’s services referred to in this Clause 20.1 shall be charged to the Borrower.

20.2	General and special procedure and methods of performance

The Lenders may at any time resort to any and all procedures and methods of performance that are provided for by the Legal Ordinance whether regarding the Guarantees or the Borrower’s assets.

20.3	Sundry provisions

In the event that the Agreement is entered into, the following provisions shall apply:

	20.3.1	Agent’s power to request issuance of copies. The Agent is hereby authorised by all Parties to request the issuance of second copies of this Agreement for the purposes indicated in Article 517.4 of the Civil Procedure Law, it being understood that said issuance of copies is approved by all Parties.

	20.3.2	Address for notifications. The Borrower’s address for the purpose of the practice of summons and remit of notifications shall be that which is indicated in Clause 21.2.

21.	MISCELLANEOUS

21.1	Further documentation

At the request of the Lenders, the Borrower shall, in addition to those that are expressly provided for in this Agreement, issue as many documents or declarations as are necessary or advisable so that this Agreement and its Guarantees may take effect.

21.2	Notification and addresses

Any notification or communication that must or may be remitted among the Parties by virtue of this Agreement shall be sent to the addresses and to the attention of the persons set forth in this Clause.

SACYR VALLEHERMOSO PARTICIPACIONES INMOBILIARIAS, S.L.U.

CONTACT DETAILS

Contact documentation	José Carlos Otero Fernández
is to be sent to:

Address documentation	Paseo de la Castellana 83-85, 28046 Madrid.
is to be sent to:

Telephone:	91 545 55 21/5048/5000

Fax:	91 545 54 27

E-Mail:	jotero@gruposyv.com

CALYON Spanish Branch

DOCUMENTATION

Contact documentation	Alberto Garcia Magdalena
is to be sent to:

Address documentation	Pº de la Castellana, 1.
is to be sent to:	28046 Madrid

Telephone:	91.432.75.84

Fax:	91.432.74.13

E-Mail:	Alberto.garcia@es.calyon.com

CONTACT FOR OPERATIONAL ISSUES

Name:	Ana Avila

Address:	Pº de la Castellana, 1. 28046 Madrid

Telephone:	91.432.72.75

Fax:	91.432.75.01

E-Mail:	Ana.avila@es.calyon.com

DETAILS FOR EURO COLLECTION AND PAYMENT

Entity name:		CALYON Spanish Branch

Account	Number	0154
(OMF):

Contact:		Ana Avila

CITIBANK INTERNATIONAL PLC, SPANISH BRANCH

DOCUMENTATION

Contact documentation	Leslie Rubio / Edurne Redondo
is to be sent to:

Address documentation	c/ Jose Ortega y Gasset, 29
is to be sent to:	4th floor
28006 Madrid

Telephone:	34 91 538 4202

Fax:	34 91 435 2811

E-Mail:	Leslie.rubio@citigroup.com / edurne.redondo@citigroup.com

CONTACT FOR OPERATIONAL ISSUES

Name:	Marcin Szostak/ Magdalena Ulanowska

Address:	Bank Handlowy w Warszawie S.A.
Loans Processing Office
16 Senatorska street,
00-923 Warsaw

Telephone:	+48 22 692 9929, +48 22 692 9934

Fax:	+ 48 22 692 99 40
+ 48 22 692 99 43

E-Mail:	marcin.szostak@citigroup.com;
magdalena.ulanowska@citigroup.com

DETAILS FOR EURO COLLECTION AND PAYMENT

Beneficiary Account Name :	Citibank International PLC Spanish Branch

SWIFT Address of beneficiary :	CITIESMX

Beneficiary Account Number and	: ES3414740000144001000001
IBAN :

Reference :	THE NAME OF THE BORROWER, DATE OF
AGREEMENT

Contact Name :	Ulanowska Magdalena / Danowski Bogdan

CAJA DE AHORROS Y MONTE DE PIEDAD DE MADRID

DOCUMENTATION

Contact documentation	Montse Álvarez
is to be sent to:

Telephone:	91 423 92 93

Fax:	91 423 54 89

E-Mail:	malvareg@cajamadrid.es

CONTACT FOR OPERATIONAL ISSUES

Name:	Martin Alonso

Address:	Pº Castellana 189. Torre Caja Madrid. 4th floor Madrid 28046

Telephone:	91 423 96 27

Fax:	91 423 97 27

E-Mail:	malons02@cajamadrid.es

DETAILS FOR EURO COLLECTION AND PAYMENT

Account	Number 2038
(OMF):

BANCO BPI S.A.- Spanish Branch

DOCUMENTATION AND NOTIFICATION

Name:	Cristina Alcolea Azcona

Address:	Pº Castellana 40 28046-Madrid

Telephone:	+ 34 91 577 89 74

Fax:	+ 34 91 576 63 87

E-Mail:	Cristina.alcolea.azcona@bancobpi.pt

CONTACT FOR OPERATIONAL ISSUES

Name:	Manuel Novo Rios

Address:	Pº Castellana 40 28046-Madrid

Telephone:	+ 34 91 577 89 74

Fax:	+ 34 91 576 63 87

E-Mail:	Manuel.novo.rios@bancobpi.pt

DETAILS FOR EURO COLLECTION AND PAYMENT

Beneficiary	Banco BPI S.A.- Spanish Branch

Swift Code BIC	BBPIESMM

Account Number:	0190

BANCO ESPAÑOL DE CRÉDITO, S.A.

DOCUMENTATION

Contact documentation	Julia Cordero / Gustavo Borque / Juan Antonio Gonzalez
is to be sent to:

Address documentation	C/ Mesena, 80 Torre valores 2nd floor (28043) Madrid
is to be sent to:

Telephone:	91.338.46.68 / 91.338.29.91 / 91.338.33.84

Fax:	91.338.96.26

E-Mail:	jcorderc@notes.banesto.es/gborqueg@notes.banesto.es/
jgonzado@notes.banesto.es

CONTACT FOR OPERATIONAL ISSUES

Name:	Julia Cordero / Gustavo Borque / Juan Antonio Gonzalez

Address:	C/ Mesena, 80 Torre valores 2nd floor (28043) Madrid

Telephone:	91.338.46.68 / 91.338.29.91 / 91.338.33.84

Fax:	91.338.96.26

E-Mail:	jcorderc@notes.banesto.es/gborqueg@notes.banesto.es/
jgonzado@notes.banesto.es

DETAILS FOR EURO COLLECTION AND PAYMENT

Entity name:	BANCO ESPAÑOL DE CRÉDITO, S.A.

Account Number:	0030

Contact:	Julia Cordero / Gustavo Borque / Juan Antonio Gonzalez

BANCO DE SABADELL, S.A.

DOCUMENTATION

Contact documentation	Ana Maria Domenech / David Laguna
is to be sent to:

Address documentation	Plaza Catalunya, 1
is to be sent to:	08201 Sabadell

Telephone:	+34 93 728 91 57

Fax:	+34 93 728 10 64

E-Mail:	Domenecham@bancsabadell.com
Lagunad@bancsabadell.com

CONTACT FOR OPERATIONAL ISSUES

Name:
Ana Maria Domenech / David Laguna

Address:	Plaza Catalunya, 1
08201 Sabadell

Telephone:	+34 93 728 9157

Fax:	+34 93 745 1064

E-Mail:	Domenecham@bancsabadell.com
Lagunad@bancsabadell.com

DETAILS FOR EURO COLLECTION AND PAYMENT

Entity name:	Banco de Sabadell, S.A.

Account Number:	0081

Contact:	Ana Maria Domenech / David Laguna

BANCO SANTANDER CENTRAL HISPANO, S.A.

DOCUMENTATION

Contact documentation	Amadeo Martinez Peral and Rafael Bergareche Garcia - Minaur
is to be sent to:

Address documentation	Structured Financing, Grupo Santander Ciudad Grupo Santander
is to be sent to:	Edificio Amazonia, 2nd Floor Avda. de Cantabria s/n 28660 Boadilla

Telephone:	+34	91 289 10 92 / 91 289 18 85

Fax:	+34	91 257 16 17

E-Mail:	amadmartinez@gruposantander.com
rafabergareche@gruposantander.com

CONTACT FOR OPERATIONAL ISSUES

Name:	Jose Manuel Llorente Vera and Álvaro del Villar Rubin

Address:	Credit Unit

Telephone:	+34 91 289 30 12 /11

Fax:	+34 91 257 11 64 / 65

E-Mail:	josmllorente@gruposantander.com
aldelvillar@gruposantander.com

DETAILS FOR EURO COLLECTION AND PAYMENT

Entity name:	Banco Santander Central Hispano, s.a.

Account Number:

Contact:

BANCO COMERCIAL PORTUGUÊS S.A. (Sucursal Financeira Internacional)

DOCUMENTATION

Contact documentation	Banco Comercial Português S.A.
is to be sent to:	Sucursal Financeira Internacional, Adelaide Alvim

Address documentation	Avenida Jose Malhoa, Lote 1682 / 3rd Floor
is to be sent to:	1099 – 007 Lisbon
Portugal

Telephone:	+351 218 423 053

Fax:	+351 218 423 059

E-Mail:	Adelaide.alvim@millenniumbcp.pt

CONTACT FOR OPERATIONAL ISSUES

Name:	Adelaide Alvim,

Address:	Avenida Jose Malhoa, Lote 1682 / 3rd Floor
1099 – 007 Lisbon
Portugal

Telephone:	+351 218 423 053

Fax:	+351 218 423 059

E-Mail:	Adelaide.alvim@millenniumbcp.pt

DETAILS FOR EURO COLLECTION AND PAYMENT

Entity name:	Banco Comercial Português, S.A. – SFI (sucursal financeira internac.)

Swift BIC	BCOMPTPL

ESPÍRITO SANTO INVESTMENT, P.L.C

DOCUMENTATION

Contact documentation	Otilia Rocha / Cristina Frazão
is to be sent to:

Address documentation	Banco Espirito Santo de Investimento, S.A.
is to be sent to:	Edificio Quartzo
Rua Alexandre Herculano, 38
1269-161 Lisbon

Telephone:	+351-21 310 95 94/91

Fax:	+351 21 310 94 79

E-Mail:	orocha@besinv.pt/cfrazao@besinv.pt

CONTACT FOR OPERATIONAL ISSUES

Name:	John Madigan

Address:	Riverside One, Sir John Rogerson’s Quay, Dublin 2, Ireland

Telephone:	+353-1-856 0699

Fax:	+353-1-813 4366

E-Mail:	John.madigan@besinv.pt

For operational issues please always copy:

Name:	Otilia Rocha / Cristina Frazão

Address:	Banco Espirito Santo de Investimento, S.A.
Edificio Quartzo
Rua Alexandre Herculano, 38
1269-161 Lisbon

Telephone	+351-21 310 95 94/91

Fax:	+351 21 310 94 79

E-Mail:	orocha@besinv.pt/cfrazao@besinv.pt

DETAILS FOR EURO COLLECTION AND PAYMENT

Entity name:	Espirito Santo Investment p.l.c.

Account	Number
(OMF):	90017

Swift Code	ESSIPTPL

ING BELGIUM, Spanish Branch

Name:	Mercedes Martinez

Address:	Genova 27, 28004 Madrid

Telephone:	34 91 798 8900

Fax:	34 91 798 5200

E-Mail:	mercedes.martinez@ing.be

BANCO ESPÍRITO SANTO, S.A.

Company name:	BANCO ESPÍRITO SANTO, S.A.

Tax ID No.:	A08296477

Address:	C/ SERRANO, 88 28006 MADRID -SPAIN-

1. CONTACT FOR DOCUMENTATION

Name:	ASUNCION FONTENLA GUTIERREZ

Address:	C/ SERRANO, 88 1ª PLANTA 28006 MADRID –SPAIN-

Telephone:	34 91 400 50 46

Fax:	34 91 400 50 60

E-Mail:	asuncion.fontenla@grupobes.es

2. CONTACT FOR OPERATIONAL ISSUES

Name:	ASUNCION FONTENLA GUTIERREZ

Address:	C/ SERRANO, 88 1ª PLANTA 28006 MADRID –SPAIN-

Telephone	34 91 400 50 46

Fax:	34 91 400 50 60

E-Mail:	asuncion.fontenla@grupobes.es

3. PAYMENT INFORMATION

Beneficiary:	BANCO ESPÍRITO SANTO, S.A.

Swift Code	BESMESMM

BANCO POPULAR ESPAÑOL, S.A.

Company name:	BANCO POPULAR ESPAÑOL, S.A.

Tax ID No.:	A28000727

Address:	C/ VELÁZQUEZ 34. 28001 MADRID

1. CONTACT TO SEND DOCUMENTATION TO:

Name:	SAMUEL SERRANO SERRANO

Address:	C/ VELÁZQUEZ 34. 28001 MADRID

Telephone:	+34 91 520 83 04

Fax:	+34 91 578 29 31

E-Mail:	sserrano@bancopopular.es

2. CONTACT FOR OPERATIONAL ISSUES

Name:	MERCEDES URBANO ASTORQUI / ARANTXA	ZABAL
IBISATE

Address:	C/ VELÁZQUEZ 34. 28001 MADRID

Telephone:	+34 91 520 71 99 / +34 91 520 70 69

Fax:	+34 91 578 29 31

E-Mail:	murbano@bancopopular.es / mazabal@bancopopular.es

4. PAYMENT INFORMATION

Beneficiary:	BANCO POPULAR ESPAÑOL, S.A.

Swift Code	POPUESMM

Account Number	0075

COMMERZBANK AKTIENGESELLSCHFT, Spanish Branch

Company name:	COMMERZBANK AKTIENGESELLSCHFT, SPANISH BRANCH

Tax ID No.:	A-0041282-E

Address:	PASEO DE LA CASTELLANA, 110. 28046 MADRID

1. CONTACT TO SEND DOCUMENTATION TO

Name:	JORGE DE SEDANO TARANCÓN

Address:	PASEO DE LA CASTELLANA, 110. 28046 MADRID

Telephone:	+34 91 572 47 95

Fax:	+34 91 572 48 21

E-Mail:	Jorge.desedano@commerzbank.com

2. CONTACT FOR OPERATIONAL ISSUES

Name:	NICOLE WESTPHAL

Address:	PASEO DE LA CASTELLANA, 110. 28046 MADRID

Telephone:	+34 91 572 47 99

Fax:	+34 91 572 48 19

E-Mail:	Madrid.CreditADM@Commerzbank.com

3. PAYMENT INFORMATION

Beneficiary:	COMMERZBANK AKTIENGESELLSCHFT, SPANISH BRANCH

Swift Code	COBAESMXXXX

Account Number	015 (OMF)

CAJA DE AHORROS DEL MEDITERRÁNEO (CAM)

Company name:	Caja de Ahorros del Mediterraneo

Tax ID No.:	G-03046562

Address:	Calle San Fernando, 40 03001 Alicante

1. CONTACT TO SEND DOCUMENTATION TO

Name:	Jose Rafael Pastor Lluch

Address:	Calle San Fernando, 40 03001 Alicante

Telephone:	96 596736

Fax:	96 596924

E-Mail:	jrpastor@cam.es

2. CONTACT FOR OPERATIONAL ISSUES

Name:	Remedios Climent / Isabel Gisbert

Address:	Calle Oscar Espla, 37 03007 Alicante

Telephone:	96 5906161/96 590 6112

Fax:	96 5906924

E-Mail:	camsindicados@cam.es

3. PAYMENT INFORMATION

Beneficiary:	Caja de Ahorros del Mediterraneo

Swift Code	CAAMES2A

Account Number	2090

CAJA DE AHORROS DE GALICIA

Company name:	Caja de Ahorros de Galicia

Tax ID No.:	G15028947

Address:	Rua Nueva, 30 – A Coruna

1. CONTACT TO SEND DOCUMENTATION TO

Name:	Arturo Bermúdez Cachaza

Address:	C/ Serrano 41-4th floor
28001 -MADRID

Telephone:	91 586 60 85

Fax:	91 586 6770

E-Mail:	abermudez@caixagalicia.es

2. CONTACT FOR OPERATIONAL ISSUES

Name:	Jose Beltran / Cesar Toribio

Address:	C/ Serrano, 41 – 4th floor (28001 Madrid)

Telephone:	915866024 / 915866060

Fax:	915866069

E-Mail:	jbeltran@caixagalicia.es / ctoribio@caixagalicia.es

3. PAYMENT INFORMATION

Beneficiary:	Caja de Ahorros de Galicia

Swift Code	2091 – Swift code: CAGLESMM

Account Number	Jos Beltrn / Csar Toribio

CAIXA D’ESTALVIS DE SABADELL

Company name:	CAIXA D’ESTALVIS DE SABADELL

Tax ID No.:	G08169815

Address:	Pl. Antoni Maura 6 / 08003 Barcelona

1. CONTACT TO SEND DOCUMENTATION TO

Name:	Belen Borque

Address:	Paseo de Recoletos, 15 / 28004 Madrid

Telephone:	91 5383389

Fax:	91 5383387

E-Mail:	belen.borque@caixacatalunya.es

2. CONTACT FOR OPERATIONAL ISSUES

Name:	Ricard Lerroux / Francesc Castells

Address:	Carrer del Pi, 2 Poligono Industrial Can Mateu
08820 El Prat de Llobregat Barcelona

Telephone:	93 4845327

Fax:	93 4845331

E-Mail:	Ricard.lerroux@caixacatalunya.es	/
francesc.castells@caixacatalunya.es

3. PAYMENT INFORMATION

Entity name:	CAIXA CATALUNYA

BoS account number:	20130008

USD Account	UBSWUS33 – 101 – WA 374628-000(Entity: UBS A.G.)
	FAO.	Jordi	Reventer	Fax.	93	484
	5253jordi.reverter@caixacatalunya.es

Contact:	Ricard Lerroux / Francesc Castells

CAJA DE AHORROS Y MONTE DE PIEDAD DE CÓRDOBA (CAJASUR)

Legal name	CAJA DE AHORROS Y MONTE DE PIEDAD DE CORDOBA
Tax ID No. G-14004485

Contact to send	FERNANDO MARISCAL
documentation to	+34 957 210508

cmr2270@int.cajasur.es

Administrative control	Juan Carlos Castillo Quero

Address	AVDA. GRAN CAPITÁN 13
14008 CÓRDOBA

Telephone	+34 957210576

Fax	+34 957210181
E-Mail:	juan-carlos.castillo@int.cajasur.es

Bank of Spain account	2024
CECAESMM024

Trade name	CAJASUR

CAJA DE AHORROS Y MONTE DE PIEDAD DE NAVARRA (CAJA NAVARRA)

Legal name	CAJA DE AHORROS Y MONTE DE PIEDAD DE NAVARRA
Tax ID No. G-31001993

Administrative control	CARLOS DEL BURGO / JOSÉ LUIS ESTANGA GOÑI

Address	AVDA. CARLOS III, 8
31002 PAMPLONA

Telephone	948 20 84 79 / 948 20 84 76

Fax	948 21 04 82

Bank of Spain account	2054
CECAESMM054

E-Mail:	carlos.delburgo@delfos.can.es
joseluis.estanga@delfos.can.es

Trade name	CAJA NAVARRA

BILBAO BIZKAIA KUTXA

Legal details:	BILBAO BIZKAIA KUTXA, AURREZKI KUTXA ETA
BAHITETXEA
Gran Via 30-32
G48412720

Contact documentation	Celia Iturri +34 944017579
to be sent to:	citurria@bbk.es
Alfredo López Maranón +34 944017578
mcapitales@bbk.es

Administrative control	JESÚS GARCIA SAIZ
jgarcias@bbk.es
JOSE Mª FLORES GONZALEZ

Address	RODRIGUEZ	ARIAS	1,	2º
48008 BILBAO

Telephone	94 / 401 80 93 – 95

Fax	94 / 401 82 15

Bank of Spain account	2095
BASKES2B

Trade name	BILBAO BIZKAIA KUTXA

CAJA DE AHORROS DE SANTANDER Y CANTABRIA

Legal name	CAJA DE AHORROS DE SANTANDER Y CANTABRIA
Tax ID No.: G-39003785

Contact to send	JAVIER GARCIA ESPERANZA
documentation to	+34 942204529
jgarciae@casyc.es

Administrative control	MARGARITA BALAGUER ZUBIETA

Address	PZA. DE VELARDE, 3
39001 SANTANDER

Telephone	942 20 45 31

Fax	942 36 34 14

Bank of Spain account	2066
CECAESMM066

E-Mail:	mbalague@casyc.es
admon.riesgos@casyc.es

Trade name	CAJA CANTABRIA

Most recent update	20/04/05

CAJA DE AHORROS DE CASTILLA LA MANCHA

Company name:	CAJA DE AHORROS DE CASTILLA LA MANCHA

Tax ID No.:	G16131336

Address:	C/ Parque San Julian, 20 – 16001 CUENCA.

1. CONTACT TO SEND DOCUMENTATION TO

Name:	Jose Luis Valverde Martinez

Address:	Caja Castilla La Mancha
Corporate Banking Dept.
C/ Parque San Julian, 20 – 16001 CUENCA.

Telephone:	969 177 480

Fax:	969 177 453

E-Mail:	Jvalvm@ccm.es

2. CONTACT FOR OPERATIONAL ISSUES

Name:	Montserrat Marzo Recuenco

Address:	Caja Castilla La Mancha
. Operational risk support dept.
C/ Parque San Julian, 20 – 16001 CUENCA.

Telephone:	969 177 319

Fax:	969 177 317

E-Mail:	Mmarzr1@ccm.es

3. PAYMENT INFORMATION

Entity name:	Caja Castilla La Mancha

Account Number:	2105 CECAESMM105

Contact:	Montserrat Marzo Recuenco

CAJA DE AHORROS Y MONTE DE PIEDAD DE EXTREMADURA

Company name:	CAJA DE AHORROS Y M.P DE EXTREMADURA

Tax ID No.:	G-10058618

Address:	Pza. Santa Maria, 8 10.003 Caceres

1. CONTACT TO SEND DOCUMENTATION TO

Name:	Javier Gregorio López Espuela
Jose Ignacio Carmona Bernal

Address:	C / San Pedro, 15 10.003 Caceres

Telephone:	927 25 51 53 – 927 25 51 36 – 927 25 52 28

Fax:	927 21 44 70

E-Mail:	backoffice@cajaextremadura.es
jglopez@cajaextremadura.es
jicarmona@cajaextremadura.es

2. CONTACT FOR OPERATIONAL ISSUES

Name:	Javier Gregorio López Espuela
Jose Ignacio Carmona Bernal

Address:	C / San Pedro, 15

Telephone:	927 25 51 53 – 927 25 52 28

Fax:	927 21 44 70

E-Mail:	backoffice@cajaextremadura.es
jglopez@cajaextremadura.es
jicarmona@cajaextremadura.es

3. PAYMENT INFORMATION

Beneficiary:	CAJA DE AHORROS M.P. DE EXTREMADURA

Account Number:	BANK OF SPAIN-OMF (2099)-CECAESMM099

Contact	Javier G. López Espuela – Jose Ignacio Carmona Bernal

CAJA DE AHORROS DE MURCIA

Legal name	CAJA DE AHORROS DE MURCIA
Tax ID No. 30010185

Contact	JOSE ANGEL GOMEZ ROCA
documentation to	+34 968361952
jagomez@cajamurcia.com

Administrative control	JUAN MARTÍNEZ MUÑOZ

Address	AVDA. JUAN CARLOS I, EDIFICIO CAJA MURCIA S/N
30010 MURCIA

Telephone	968 / 36 18 56

Fax	968 / 36 19 87
E-Mail:	h19@cajamurcia.com
jmartinezprestamos@cajamurcia.com

Bank of Spain account	2043
CECAESMM043

Trade name	CAJA MURCIA

CAJA DE AHORROS DE ASTURIAS

Company name:	Caja de Ahorros de Asturias

Tax ID No.:	G33001884

Address:	Plaza de la Escandalera 2, 33003 Oviedo

1. CONTACT TO SEND DOCUMENTATION TO

Name:	Cristina Roza Iglesias

Address:	c) San Francisco, 14 –33003 –OVIEDO

Telephone:	985 10 21 90

Fax:	985 10 21 96

E-Mail:	crozaigl@cajastur.es

2. CONTACT FOR OPERATIONAL ISSUES

Name:	Constantino Rodriguez Garcia

Address:	c) San Francisco, 14 –33003 –OVIEDO

Telephone:	98 510 20 51

Fax:	98 521 75 92

E-Mail:	crodrigg@cajastur.es

3. PAYMENT INFORMATION

Beneficiary:	CAJA DE AHORROS DE ASTURIAS

Account Number	2048 CECAESMM048 (VIA TARGET OMF)

Contact	Constantino Rodriguez Garcia

BANCO DE VALENCIA, S.A.

Company name:	Banco de Valencia S.A.

Tax ID No.:	A46002036

Address:	Pº Pintor Sorolla 2-4

1. CONTACT TO SEND DOCUMENTATION TO

Name:	Maria Jose Perez Juste

Address:	PºCastellana, 31 (Edificio Pirmide) 28046 Madrid

Telephone:	91-3083010

Fax:	91-3083036

E-Mail:	0400@bancodevalencia.es

2. CONTACT FOR OPERATIONAL ISSUES

Name:	Juan Guillen Prieto - Mª Carmen Berzal

Address:	Pº Castellana 31 28046-Madrid

Telephone:	91 3083010

Fax:	91-3803036

E-Mail:	0400@bancodevalencia.es

3. PAYMENT INFORMATION

Beneficiary:	Banco de Valencia S.A.

Swift Code	VALEESVV

Account Number	0093

Contact	Juan Guillen Prieto - Mª Carmen Berzal

Notifications may be given in writing via telegram, registered fax (burofax), fax, letter, or e-mail sent to the persons, and addresses (including numbers) listed in Clause 21.2, although notification shall be deemed to have been received by the recipient only when there is a clear record of its receipt.

21.3 Entire Agreement

This Agreement constitutes all of the stipulations made by the Parties regarding the Loan and renders invalid and ineffective all such preparatory or other documents or stipulations as may have been signed prior to today’s date.

21.4	Novation

Neither Party may allege a novation of this Agreement unless one is expressly stated in a document that is signed by the other Party.

Notwithstanding the provisions of Clause 3.6 for waivers of rights, any novation of this Agreement shall require the consent of all of the Lenders.

21.5	Disclosure

Disclosure of information by lenders. Any Lender may disclose the Financing Documents as well as any other documentation related to the transaction, the Borrower and/or the Guarantor that the Lender deems appropriate, to the following entities: (i) any member of its group, (ii) third parties with which it enters into or may enter into an assignment agreement, (iii) third parties with which it enters into a silent assignment agreement, participation or sub-participation, (iv) any regulatory or legal authority, providing any information about the Borrower and/or its group that is required.

Any Lender may likewise disclose the amount, expiry and identity of the Borrower or the Guarantor to the investors or potential investors in securities transactions or ones of a similar nature.

Prior to disclosing any information to a third party (except to a company belonging to the group of the Lender in question) the Lender must notify the Agent of the identity of the recipient of said information of said information.

21.5.1	Disclosure of inforamtion by the Borrower. The Borrower may disclose the existence of this contract and the Financing Documents in accordance with its obligation to disclose significant events as per the regulation concerning the securities markets on which SyV Group shares are officially traded. The Borrower is also obliged to disclose the above mentioned Financing Documents, in their entirety, to the US Securities Exchange Commission.

22.	LAW AND JURISDICTION

22.1	Applicable Law

This agreement shall be governed by and interpreted in accordance with the common laws of Spain.

22.2	Jurisdiction

The Parties submit to the Courts and Tribunals of Madrid capital, and hereby waive any and all such other jurisdictions as may correspond.

In witness and agreement whereof, the Parties execute this Agreement on the date and in the place indicated in its heading.

The Borrower	The Credit Institution

For SACYR VALLEHERMOSO PARTICIPACIONES MOBILIARIAS, S.L:

/s/ Jose Carlos Otero Fernandez
Signed: Jose Carlos Otero Fernandez

For CALYON, SPAIN BRANCH:

/s/ Juan Evaristo Fabregas Sasiain	/s/ Myriam Cantero Suarez
Signed.: Juan Evaristo Fabregas Sasiain	Signed.: Myriam Cantero Suarez

For CITIBANK INTERNACIONAL PLC, Spain Branch:

/s/ Pedro López-Quesada Fernandez-Urrutia
Signed.: Pedro López-Quesada Fernandez-Urrutia

For BANCO SANTANDER CENTRAL HISPANO, S.A.

/s/ Manuel Perez Peral /s/ Ignacio Dominguez-Adame Bozzano
Signed.: Manuel Perez Peral	Signed: Ignacio Dominguez-Adame
Bozzano

For CAJAMADRID:

/s/ Francisco Javier FernAndez-Montes López Morato /s/ Gonzalo Alcubilla Povedano
Signed: Francisco Javier Fernandez-	Signed.: Gonzalo Alcubilla Povedano
Montes López Morato

For BANCO BPI, S.A, Spain Branch:

/s/ Domingo López Dorna /s/ Cristina Esther Alcolea Azcona
Signed.: Domingo López Dorna	Signed.: Cristina Esther Alcolea Azcona

For ING BELGIUM, Spain Branch:

_/s/ Enrique Marquina Perez	/s/ Ana Herrera Cangas
Signed: Enrique Marquina Perez	Signed.: Ana Herrera Cangas

For BANCO ESPAÑOL DE CRÉDITO, S.A.

/s/ Jose Miguel Alonso de Ozalla Borras		/s/Alfonso López-Barajas Mira
Signed: Jose Miguel Alonso de Ozalla	y	Signed.: Alfonso López-Barajas Mira

For BANCO DE SABADELL, S.A.

/s/ Agustin Ignacio Monedero San Martin /s/ Joaquin Garcia López
Signed: Agustin Ignacio Monedero San Martin	Signed.: Joaquin Garcia López

For ESPIRITO SANTO INVESTMENT PLC

/s/ Vicente Garcia Rodrguez
Signed: Vicente Garcia Rodriguez

For BANCO ESPÍRITO SANTO, S.A.

/s/ Manuel Gómez Rodriguez	/s/ Manuel Fernandez Cifuentes
Signed: Manuel Gómez Rodriguez	Signed.: Manuel Fernandez Cifuentes

For BANCO COMERCIAL PORTUGUES, S.A

/s/ Bernardo Maria de Noronha e Tavora Pinheiro Torres
Signed: Bernardo Maria de Noronha e Tavora Pinheiro Torres

For BANCO POPULAR ESPANOL, S.A.

/s/ Jorge Rosell Granados	/s/ Francisco Gómez Martin
Signed: Jorge Rosell Granados	Signed.: Francisco Gómez Martin

For COMMERZBANK AKTIENGESELLSCHAFT, Madrid branch

/s/ Jorge-Ramón Sedano Tarancón	/s/ Ingrid Doris Planells Serra Geb Keller
Signed: Jorge-Ramón Sedano Tarancón	Signed.: Ingrid Doris Planells Serra Geb
Keller

For CAJA DE AHORROS DEL MEDITERRÁNEO

/s/ Ignacio Cubillo Santamaria
Signed: Ignacio Cubillo Santamaria

For CAJA DE AHORROS DE GALICIA

/s/ Arturo Bermúdez Cachaza
Signed: Arturo Bermúdez Cachaza

For CAIXA D’ESTALVIS DE CALUNYA

/s/ Maria Belen Borque San Martin	/s/ Beatriz Presmanes Zatarain
Signed: Maria Belen Borque San Martin	Signed: Beatriz Presmanes Zatarain

For CAJA DE AHORROS Y MONTE DE PIEDAD DE CORDOBA (CAJASUR)

/s/ Alonso Pablo López Álvarez
Signed: Alonso Pablo López Álvarez

For CAJA DE AHORROS Y MONTE DE PIEDAD DE NAVARRA

/s/ Alejandro Manzaneque Castellanos
Signed: Alejandro Manzaneque Castellanos

For BILBAO BIZKAIA KUTXA

/s/ Enrique Acedo Villanueva
Signed: Enrique Acedo Villanueva

For CAJA DE AHORROS DE SANTANDER Y CANTABRIA

/s/ Eduardo Dato Ruiz	/s/ Maria Cristina Blanco Martinez
Signed: Eduardo Dato Ruiz	Signed: Maria Cristina Blanco Martinez

For CAJA DE AHORROS DE CASTILLA LA MANCHA

/s/ Maria-Paloma Antón Alonso	/s/ Belen de Dios Alonso
Signed: Maria-Paloma Antón Alonso	Signed: Belen de Dios Alonso

For CAJA DE AHORROS Y MONTE DE PIEDAD DE EXTREMADURA

/s/ Jose Manuel Astudillo Rivas
Signed: Jose Manuel Astudillo Rivas

For CAJA DE AHORROS DE MURCIA

/s/ Alfonso Estrada Fernandez-Hontoria
Signed: Alfonso Estrada Fernandez-
Hontoria

For CAJA DE AHORROS DE ASTURIAS

/s/ Francisco Javier Aparici Espana
Signed: Francisco Javier Aparici Espana

For BANCO DE VALENCIA, S.A.

/s/ Jose Maria Mota Moreno	/s/ Maria-Jose Perez Juste
Signed: Jose Maria Mota Moreno	Signed: Maria-Jose Perez Juste

ANNEX 4.2
Model Request for Loan Draw-down

Mr /Ms. [Agent]
[Agent’s Address]

	Re:	Loan in the amount of 5,175,000,000 Euros
Draw-down of Loan Amount

Dear Sirs,
We are writing to you concerning the Loan Agreement that was entered into on [ ] [ ] [ ] in a private document that was notarised and recorded by means of a notarial instrument granted by civil law notary Mr. [ ] with protocol number [ ] (hereinafter the “Loan Agreement”). The terms contained in this request shall have the same meaning as in the Loan Agreement.

By virtue of the provisions of Clause 4.2 of the Loan Agreement, we hereby inform you of our intention to conduct the Loan Draw-down under the following terms:

(i)	Date designated by the Borrower for delivery of the Loan Amount: [ ] [ ] [ ]
(ii)	Length of the first Interest Period: [ ] ([ ]) months.

In this regard, we inform you that on the date this request is being made:

(i)	No Substantial Adverse Changes have been made, nor do we anticipate that any will be made.

(ii)	The statements made pursuant to the provisions of Clause 15 of the Loan Agreement continue to be in effect.

(iii)	The Borrower is not involved in any of the grounds for early expiry that are set forth in Clause 17 of the Loan Agreement, nor will it incur in any of said grounds as a result of the requested Draw-down.

(iv)	This notice complies with the requirements set forth in Clause 4.2 of the Loan Agreement.

Sincerely,

Mr. [ ]

_______________________

SACYR VALLEHERMOSO PARTICIPACIONES MOBILIARIAS, S.L.

ANNEX 7.1.2

MODEL LETTER NOTIFYING
THE LENGTH OF THE LOAN’S INTEREST PERIODS

Mr. [Agent]
[Agent’s address]

Re: Loan in the amount of 5,175,000,000 Euros
Notification of new Interest Period

Dear Sirs,

We are writing to you concerning the Loan Agreement that was entered into on [ ] [ ] [ ] in a private document that was notarised and recorded by means of a notarial instrument granted by civil law notary Mr. [ ] with protocol number [ ] (hereinafter the “Loan Agreement”). The terms contained in this request shall have the same meaning as in the Loan Agreement.

Pursuant to the provisions of Clause 7.1.2 of the Loan Agreement, and by means of this letter, we hereby inform you that the Loan’s new Interest Period shall be [one (1) / three (3) / six (6) months].

We inform you that on the date of this notification:

The statements made pursuant to the provisions of Clause 15 of the Loan Agreement continue to be in effect.

The Borrower is compliant with all of the obligations set forth in the Loan Agreement.

The Borrower is not involved in any of the grounds for early expiry that are set forth in Clause 17 of the Loan Agreement.

Sincerely,

Mr. [ ]

_______________________

SACYR VALLEHERMOSO PARTICIPACIONES MOBILIARIAS, S.L.